CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS

OFFEROR TO COMPLETE BLOCKS 12, 17, 23, 24, AND 30

1. REQUISITION NUMBER: HC108919EMSS127

2. CONTRACT NO.	3. AWARD/EFFECTIVE DATE	4. ORDER NUMBER	5. SOLICITATION NUMBER	6. SOLICITATION ISSUE DATE
HC101319C0006	15-Sep-2019		HC101318R0008	09-Apr-2018

7. FOR SOLICITATION INFORMATION CALL:	a. NAME	b. TELEPHONE NUMBER (No Collect Calls)	8. OFFER DUE DATE/LOCAL TIME
	JARID L. SCHULTE	[***]	02:00 PM 01 Jun 2018

9. ISSUED BY CODE HC1013

DISA/DITCO-SCOTT
2300 EAST DRIVE
BLDG 3600
SCOTT AFB IL 62225-5406

TEL:
FAX:

10. THIS ACQUISITION IS [X] UNRESTRICTED OR [ ] SET ASIDE: ______ % FOR:

[ ] SMALL BUSINESS
[ ] WOMEN-OWNED SMALL BUSINESS (WOSB) ELIGIBLE UNDER THE WOMEN-OWNED SMALL BUSINESS PROGRAM
[ ] HUBZONE SMALL BUSINESS
[ ] EDWOSB
[ ] SERVICE-DISABLED VETERAN-OWNED SMALL BUSINESS
[ ] 8(A)

NAICS: 517410
SIZE STANDARD: $32,500,000

11. DELIVERY FOR FOB DESTINATION UNLESS BLOCK IS MARKED [ ] SEE SCHEDULE

12. DISCOUNT TERMS

13a. [ ] THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)

13b. RATING

14. METHOD OF SOLICITATION [ ] RFQ [ ] IFB [X] RFP

15. DELIVER TO CODE HC1047

AFSPC
6906 COOPER DRIVE
FORT MEADE MD 20755
SHIRLEY BUIE

16. ADMINISTERED BY CODE

SEE ITEM 9

17a. CONTRACTOR/OFFEROR CODE 1W0B3 FACILITY CODE

IRIDIUM GOVERNMENT SERVICES LLC
8440 S RIVER PKWY
TEMPE AZ 85284-2605
[***]

TELEPHONE NO. [***]

[ ] 17b. CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER

18a. PAYMENT WILL BE MADE BY CODE HQ0810

DFAS COLUMBUS HQ0810
ATTN HQ0810
PO BOX 182317
COLUMBUS OH 43218-2317

18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a. UNLESS BLOCK BELOW IS CHECKED [ ] SEE ADDENDUM

19. ITEM NO.	20. SCHEDULE OF SUPPLIES/ SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT
	SEE SCHEDULE				

25. ACCOUNTING AND APPROPRIATION DATA	26. TOTAL AWARD AMOUNT (For Govt. Use Only)
See Schedule	**$738,500,000.00**

[ ] 27a. SOLICITATION INCORPORATES BY REFERENCE FAR 52.212-1. 52.212-4. FAR 52.212-3. 52.212-5 ARE ATTACHED. ADDENDA [ ] ARE [ ] ARE NOT ATTACHED

[X] 27b. CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4. FAR 52.212-5 IS ATTACHED. ADDENDA [X] ARE [ ] ARE NOT ATTACHED

[X] 28. CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN 1 COPIES TO ISSUING OFFICE. CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED.
REF: HC101318R0008

[ ] 29. AWARD OF CONTRACT: REF. OFFER DATED . YOUR OFFER ON SOLICITATION (BLOCK 5), INCLUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH HEREIN, IS ACCEPTED AS TO ITEMS: SEE SCHEDULE

30a. SIGNATURE OF OFFEROR/CONTRACTOR		31a. UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTING OFFICER)	
		[***]	
30b. NAME AND TITLE OF SIGNER (TYPE OR PRINT)	**30c. DATE SIGNED**	**31b. NAME OF CONTRACTING OFFICER** (TYPE OR PRINT) John M Herrmann / Contracting Officer TEL: [***] EMAIL: [***]	**31c. DATE SIGNED** 13-Sep-2019

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS (CONTINUED)

19. ITEM NO.	20. SCHEDULE OF SUPPLIES/ SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT
	SEE SCHEDULE				

32a. QUANTITY IN COLUMN 21 HAS BEEN

☐ RECEIVED ☐ INSPECTED ☐ ACCEPTED, AND CONFORMS TO THE CONTRACT, EXCEPT AS NOTED: ____________

32b. SIGNATURE OF AUTHORIZED GOVERNMENT REPRESENTATIVE	32c. DATE	32d. PRINTED NAME AND TITLE OF AUTHORIZED GOVERNMENT REPRESENTATIVE

32e. MAILING ADDRESS OF AUTHORIZED GOVERNMENT REPRESENTATIVE	32f. TELEPHONE NUMBER OF AUTHORIZED GOVERNMENT REPRESENTATIVE
	32g. E-MAIL OF AUTHORIZED GOVERNMENT REPRESENTATIVE

33. SHIP NUMBER	34. VOUCHER NUMBER	35. AMOUNT VERIFIED CORRECT FOR	36. PAYMENT	37. CHECK NUMBER
☐ PARTIAL ☐ FINAL			☐ COMPLETE ☐ PARTIAL ☐ FINAL	

38. S/R ACCOUNT NUMBER	39. S/R VOUCHER NUMBER	40. PAID BY

41a. I CERTIFY THIS ACCOUNT IS CORRECT AND PROPER FOR PAYMENT		42a. RECEIVED BY (Print)	
41b. SIGNATURE AND TITLE OF CERTIFYING OFFICER	41c. DATE	42b. RECEIVED AT (Location)	
		42c. DATE REC'D (YY/MM/DD)	42d. TOTAL CONTAINERS

Section B - Supplies or Services and Prices

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001		12	Months	[***]	$100,000,000.00

Year 1
FFP
Pricing is effective 15 September 2019 - 14 September 2020 and is in accordance with the terms and conditions of this contract and the attached Performance Work Statement (reference Section J).

The Contractor shall invoice [***] for Months 1 through 11 and [***] for Month 12.

Invoicing: The Contractor shall invoice monthly, in arrears, for acceptable services rendered.
FOB: Destination

NET AMT $100,000,000.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
000101					[***]

Funding to Support CLIN 0001
FFP
Purchase Request number
PURCHASE REQUEST NUMBER: HC108919EMSS127

NET AMT [***]

ACRN AA [***]
CIN: HC108919EMSS1270001

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0002		12	Months	[***]	$103,000,000.00

Year 2
FFP
Pricing is effective 15 September 2020 - 14 September 2021 and is in accordance with the terms and conditions of this contract and the attached Performance Work Statement (reference Section J).

The Contractor shall invoice [***] for Months 1 through 11 and [***] for Month 12.

Invoicing: The Contractor shall invoice monthly, in arrears, for acceptable services rendered.

FOB: Destination

NET AMT $103,000,000.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0003		12	Months	[***]	$106,000,000.00

Year 3
FFP
Pricing is effective 15 September 2021- 14 September 2022 and is in accordance with the terms and conditions of this contract and the attached Performance Work Statement (reference Section J).

The Contractor shall invoice [***] for Months 1 through 11 and [***] for Month 12.

Invoicing: The Contractor shall invoice monthly, in arrears, for acceptable services rendered.
FOB: Destination

NET AMT $106,000,000.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0004		12	Months	[***]	$106,000,000.00

Year 4
FFP
Pricing is effective 15 September 2022 - 14 September 2023 and is in accordance with the terms and conditions of this contract and the attached Performance Work Statement (reference Section J).

The Contractor shall invoice [***] for Months 1 through 11 and [***] for Month 12.

Invoicing: The Contractor shall invoice monthly, in arrears, for acceptable services rendered.
FOB: Destination

NET AMT $106,000,000.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0005		12	Months	[***]	$106,000,000.00

Year 5
FFP
Pricing is effective 15 September 2023 - 14 September 2024 and is in accordance with the terms and conditions of this contract and the attached Performance Work Statement (reference Section J).

The Contractor shall invoice [***] for Months 1 through 11 and [***] for Month 12.

Invoicing: The Contractor shall invoice monthly, in arrears, for acceptable services rendered.
FOB: Destination

NET AMT $106,000,000.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0006		12	Months	[***]	$107,000,000.00

Year 6
FFP
Pricing is effective 15 September 2024- 14 September 2025 and is in accordance with the terms and conditions of this contract and the attached Performance Work Statement (reference Section J).

The Contractor shall invoice [***] for Months 1 through 11 and [***] for Month 12.

Invoicing: The Contractor shall invoice monthly, in arrears, for acceptable services rendered.
FOB: Destination

NET AMT $107,000,000.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0007		12	Months	[***]	$110,500,000.00

Year 7
FFP
Pricing is effective 15 September 2025 - 14 September 2026 and is in accordance with the terms and conditions of this contract and the attached Performance Work Statement (reference Section J).

The Contractor shall invoice [***] for Months 1 through 11 and [***] for Month 12.

Invoicing: The Contractor shall invoice monthly, in arrears, for acceptable services rendered.
FOB: Destination

NET AMT $110,500,000.00

Section E - Inspection and Acceptance

INSPECTION AND ACCEPTANCE TERMS

Supplies/services will be inspected/accepted at:

CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
0001	N/A	N/A	N/A	Government
000101	N/A	N/A	N/A	N/A
0002	N/A	N/A	N/A	Government
0003	N/A	N/A	N/A	Government
0004	N/A	N/A	N/A	Government
0005	N/A	N/A	N/A	Government
0006	N/A	N/A	N/A	Government
0007	N/A	N/A	N/A	Government

Section F - Deliveries or Performance

DELIVERY INFORMATION

CLIN	DELIVERY DATE	QUANTITY	SHIP TO ADDRESS	DODAAC / CAGE
0001	POP 15-SEP-2019 TO 14-SEP-2020	N/A	AFSPC 6906 COOPER DRIVE FORT MEADE MD 20755 SHIRLEY BUIE [***] FOB: Destination	HC1047
000101	N/A	N/A	N/A	N/A
0002	POP 15-SEP-2020 TO 14-SEP-2021	N/A	AFSPC 6906 COOPER DRIVE FORT MEADE MD 20755 SHIRLEY BUIE [***] FOB: Destination	HC1047
0003	POP 15-SEP-2021 TO 14-SEP-2022	N/A	(SAME AS PREVIOUS LOCATION) FOB: Destination	HC1047
0004	POP 15-SEP-2022 TO 14-SEP-2023	N/A	(SAME AS PREVIOUS LOCATION) FOB: Destination	HC1047
0005	POP 15-SEP-2023 TO 14-SEP-2024	N/A	(SAME AS PREVIOUS LOCATION) FOB: Destination	HC1047
0006	POP 15-SEP-2024 TO 14-SEP-2025	N/A	(SAME AS PREVIOUS LOCATION) FOB: Destination	HC1047
0007	POP 15-SEP-2025 TO 14-SEP-2026	N/A	(SAME AS PREVIOUS LOCATION) FOB: Destination	HC1047

CLAUSES INCORPORATED BY REFERENCE

52.242-15	Stop-Work Order	AUG 1989
52.242-17	Government Delay Of Work	APR 1984

Section G - Contract Administration Data

ACCOUNTING AND APPROPRIATION DATA

AA:
^^^097^2019^XXXX^X^4930^005^DISB^2331^R^0000000000000000^^^^^5F20^00008522^044453^TS0000^TS0000^RSR012^RSR012.RSR012^2331^HC108919EMSS127^^
AMOUNT: [***]

ACRN	CLIN/SLIN	CIN	AMOUNT
AA	000101	HC108919EMSS1270001	[***]

CLAUSES INCORPORATED BY REFERENCE

252.232-7003	Electronic Submission of Payment Requests and Receiving Reports	JUN 2012

CLAUSES INCORPORATED BY FULL TEXT

52.204-9000 POINTS OF CONTACT (AUG 2005)

Contracting Officer
Name: John M. Herrmann
Organization/Office Symbol: DITCO/PL8221
Phone No.: [***]
E-Mail Address: [***]

Contract Specialist
Name: Jarid L. Schulte
Organization/Office Symbol: DITCO/PL8221
Phone No.: [***]
E-Mail Address: [***]

COR/Mission Partner Point of Contact:
Name: Shirley A. Buie
Organization/Office Symbol: AFSPC
Phone No.: [***]
E-Mail Address: [***]

Contractor Point of Contact
Contractor Legal Business Name: Iridium Government Services LLC.
DUNS: 10127061
CAGE CODE: 1W0B3
Contractor [***]
E-Mail Address: [***]
Phone Number: [***]
Fax Number: [***]

(End of clause)

252.232-7006 WIDE AREA WORKFLOW PAYMENT INSTRUCTIONS (MAY 2013)

(a) Definitions. As used in this clause--

Department of Defense Activity Address Code (DoDAAC) is a six position code that uniquely identifies a unit, activity, or organization.

Document type means the type of payment request or receiving report available for creation in Wide Area WorkFlow (WAWF).

Local processing office (LPO) is the office responsible for payment certification when payment certification is done external to the entitlement system.

(b) Electronic invoicing. The WAWF system is the method to electronically process vendor payment requests and receiving reports, as authorized by DFARS 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.

(c) WAWF access. To access WAWF, the Contractor shall--

(1) Have a designated electronic business point of contact in the System for Award Management at https://www.acquisition.gov; and

(2) Be registered to use WAWF at https://wawf.eb.mil/ following the step-by-step procedures for self-registration available at this Web site.

(d) WAWF training. The Contractor should follow the training instructions of the WAWF Web-Based Training Course and use the Practice Training Site before submitting payment requests through WAWF. Both can be accessed by selecting the “Web Based Training” link on the WAWF home page at https://wawf.eb.mil/.

(e) WAWF methods of document submission. Document submissions may be via Web entry, Electronic Data Interchange, or File Transfer Protocol.

(f) WAWF payment instructions. The Contractor must use the following information when submitting payment requests and receiving reports in WAWF for this contract/order:

(1) Document type. The Contractor shall use the following document type(s).

Services Only, select “2-n-1 (Services Only)”

(2) Inspection/acceptance location. The Contractor shall select the following inspection/acceptance location(s) in WAWF, as specified by the contracting officer.

Not Applicable (N/A)

(3) Document routing. The Contractor shall use the information in the Routing Data Table below only to fill in applicable fields in WAWF when creating payment requests and receiving reports in the system.

Routing Data Table*

Field Name in WAWF	Data to be entered in WAWF
Pay Official DoDAAC	HQ0810
Issue By DoDAAC	HC1013
Admin DoDAAC	HC1013
Inspect By DoDAAC	N/A
Ship To Code	N/A
Ship From Code	N/A
Mark For Code	N/A
Service Approver (DoDAAC)	HC1047
Service Acceptor (DoDAAC)	HC1047
Accept at Other DoDAAC	N/A
LPO DoDAAC	N/A
DCAA Auditor DoDAAC	N/A
Other DoDAAC(s)	N/A

(4) Payment request and supporting documentation. The Contractor shall ensure a payment request includes appropriate contract line item and subline item descriptions of the work performed or supplies delivered, unit price/cost per unit, fee (if applicable), and all relevant back-up documentation, as defined in DFARS Appendix F, (e.g. timesheets) in support of each payment request.

(5) WAWF email notifications. The Contractor shall enter the email address identified below in the "Send Additional Email Notifications" field of WAWF once a document is submitted in the system.

[***]

(g) WAWF point of contact. (1) The Contractor may obtain clarification regarding invoicing in WAWF from the following contracting activity's WAWF point of contact.

N/A

(2) For technical WAWF help, contact the WAWF helpdesk at [***]

(End of clause)

Section I - Contract Clauses

CLAUSES INCORPORATED BY REFERENCE

52.202-1	Definitions	NOV 2013
52.203-3	Gratuities	APR 1984
52.203-6 Alt I	Restrictions On Subcontractor Sales To The Government (Sep 2006) -- Alternate I	OCT 1995
52.203-12	Limitation On Payments To Influence Certain Federal Transactions	OCT 2010
52.203-13	Contractor Code of Business Ethics and Conduct	OCT 2015
52.203-17	Contractor Employee Whistleblower Rights and Requirement To Inform Employees of Whistleblower Rights	APR 2014
52.204-4	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper	MAY 2011
52.204-10	Reporting Executive Compensation and First-Tier Subcontract Awards	OCT 2016
52.204-19	Incorporation by Reference of Representations and Certifications.	DEC 2014
52.204-23	Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities.	JUL 2018
52.204-25	Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment.	AUG 2019
52.209-6	Protecting the Government's Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	OCT 2015
52.209-9	Updates of Publicly Available Information Regarding Responsibility Matters	JUL 2013
52.209-10	Prohibition on Contracting With Inverted Domestic Corporations	NOV 2015
52.212-4	Contract Terms and Conditions--Commercial Items	JAN 2017
52.215-8	Order of Precedence--Uniform Contract Format	OCT 1997
52.217-2	Cancellation Under Multiyear Contracts	OCT 1997
52.219-8	Utilization of Small Business Concerns	NOV 2016
52.219-9	Small Business Subcontracting Plan	JAN 2017
52.219-16	Liquidated Damages-Subcontracting Plan	JAN 1999
52.222-3	Convict Labor	JUN 2003
52.222-19	Child Labor -- Cooperation with Authorities and Remedies	OCT 2016
52.222-21	Prohibition Of Segregated Facilities	APR 2015
52.222-26	Equal Opportunity	SEP 2016
52.222-35	Equal Opportunity for Veterans	OCT 2015
52.222-36	Equal Opportunity for Workers with Disabilities	JUL 2014
52.222-37	Employment Reports on Veterans	FEB 2016
52.222-40	Notification of Employee Rights Under the National Labor Relations Act	DEC 2010
52.222-50	Combating Trafficking in Persons	MAR 2015
52.222-53	Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services--Requirements	MAY 2014
52.223-18	Encouraging Contractor Policies To Ban Text Messaging While Driving	AUG 2011
52.225-13	Restrictions on Certain Foreign Purchases	JUN 2008
52.227-1 Alt II	Authorization and Consent (Dec 2007) - Alternate II	APR 1984

52.227-2	Notice And Assistance Regarding Patent And Copyright Infringement	DEC 2007
52.227-3	Patent Indemnity	APR 1984
52.229-4	Federal, State, And Local Taxes (State and Local Adjustments)	FEB 2013
52.232-1	Payments	APR 1984
52.232-8	Discounts For Prompt Payment	FEB 2002
52.232-11	Extras	APR 1984
52.232-17	Interest	MAY 2014
52.232-23	Assignment Of Claims	MAY 2014
52.232-25	Prompt Payment	JAN 2017
52.232-33	Payment by Electronic Funds Transfer--System for Award Management	JUL 2013
52.232-39	Unenforceability of Unauthorized Obligations	JUN 2013
52.232-40	Providing Accelerated Payments to Small Business Subcontractors	DEC 2013
52.233-1	Disputes	MAY 2014
52.233-3	Protest After Award	AUG 1996
52.233-4	Applicable Law for Breach of Contract Claim	OCT 2004
52.237-3	Continuity Of Services	JAN 1991
52.239-1	Privacy or Security Safeguards	AUG 1996
52.242-13	Bankruptcy	JUL 1995
52.243-1 Alt I	Changes--Fixed Price (Aug 1987) - Alternate I	APR 1984
52.244-5	Competition In Subcontracting	DEC 1996
52.246-25	Limitation Of Liability--Services	FEB 1997
52.249-2	Termination For Convenience Of The Government (Fixed-Price)	APR 2012
52.249-8	Default (Fixed-Price Supply & Service)	APR 1984
52.253-1	Computer Generated Forms	JAN 1991
252.201-7000	Contracting Officer's Representative	DEC 1991
252.203-7000	Requirements Relating to Compensation of Former DoD Officials	SEP 2011
252.203-7002	Requirement to Inform Employees of Whistleblower Rights	SEP 2013
252.203-7003	Agency Office of the Inspector General	DEC 2012
252.204-7000	Disclosure Of Information	OCT 2016
252.204-7002	Payment For Subline Items Not Separately Priced	DEC 1991
252.204-7003	Control Of Government Personnel Work Product	APR 1992
252.204-7006	Billing Instructions	OCT 2005
252.204-7009	Limitations on the Use or Disclosure of Third-Party Contractor Reported Cyber Incident Information	OCT 2016
252.204-7012	Safeguarding Covered Defense Information and Cyber Incident Reporting	OCT 2016
252.204-7015	Notice of Authorized Disclosure of Information for Litigation Support	MAY 2016
252.205-7000	Provision Of Information To Cooperative Agreement Holders	DEC 1991
252.209-7004	Subcontracting With Firms That Are Owned or Controlled By The Government of a Country that is a State Sponsor of Terrorism	OCT 2015
252.219-7003	Small Business Subcontracting Plan (DOD Contracts)--Basic	MAR 2016
252.225-7048	Export-Controlled Items	JUN 2013
252.226-7001	Utilization of Indian Organizations and Indian-Owned Economic Enterprises, and Native Hawaiian Small Business Concerns	SEP 2004
252.227-7013	Rights in Technical Data--Noncommercial Items	FEB 2014

252.227-7014	Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation	FEB 2014
252.227-7015	Technical Data--Commercial Items	FEB 2014
252.227-7019	Validation of Asserted Restrictions--Computer Software	SEP 2016
252.227-7037	Validation of Restrictive Markings on Technical Data	SEP 2016
252.232-7010	Levies on Contract Payments	DEC 2006
252.232-7011	Payments in Support of Emergencies and Contingency Operations	MAY 2013
252.237-7010	Prohibition on Interrogation of Detainees by Contractor Personnel	JUN 2013
252.239-7002	Access	DEC 1991
252.239-7004	Orders For Facilities And Services	NOV 2005
252.239-7005	Rates, Charges, And Services	NOV 2005
252.239-7006	Tariff Information	JUL 1997
252.239-7007	Cancellation Or Termination Of Orders	NOV 2005
252.239-7008	Reuse Arrangements	DEC 1991
252.239-7010	Cloud Computing Services	OCT 2016
252.239-7018	Supply Chain Risk	OCT 2015
252.241-7001	Government Access	DEC 1991
252.243-7001	Pricing Of Contract Modifications	DEC 1991
252.243-7002	Requests for Equitable Adjustment	DEC 2012
252.244-7000	Subcontracts for Commercial Items	JUN 2013
252.247-7023	Transportation of Supplies by Sea	APR 2014

CLAUSES INCORPORATED BY FULL TEXT

52.204-9001 CONTRACT/ORDER CLOSEOUT—FIXED-PRICE, TIME-AND-MATERIALS, OR LABOR-HOURS (JAN 2007)

Timely contract closeout is a priority under this contract/order. The Contractor shall submit a final invoice within ninety (90) calendar days after the expiration of this contract/order, unless the Contractor requests and is granted an extension by the Contracting Officer, in writing. In addition, and concurrent with the submission of the final invoice, the Contractor shall notify the Contracting Officer of the amount of excess funds that can be deobligated from this contract/order so the closeout process can begin as soon as possible upon expiration of this contract/order. A bilateral contract/order closeout modification will be forwarded to the Contractor by the Contracting Officer and must be signed by the Contractor and returned to the Contracting Officer within thirty (30) calendar days of issuance of the modification. A Contractor's failure to respond and/or sign the bilateral closeout modification within thirty (30) calendar days of receipt will constitute approval of the terms of the modification and the modification will subsequently be processed unilaterally by the Contracting Officer to deobligate excess funds and close this contract/order.

If this contract/order contains option periods, the Contractor is required to submit an invoice within ninety (90) calendar days after expiration of the base period of performance and the expiration of each exercised option period of performance to allow for deobligation of excess funds that were obligated in those respective periods of performance.

(End of clause)

52.212-5 CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS—COMMERCIAL ITEMS (DEVIATION 2013-O0019) (NOV 2017)

(a) Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (a) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records -- Negotiation.

(1) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor's directly pertinent records involving transactions related to this contract.

(2) The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3) As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(b)

(1) Notwithstanding the requirements of any other clause in this contract, the Contractor is not required to flow down any FAR clause, other than those in this paragraph (b)(1) in a subcontract for commercial items. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause—

(i) 52.203-13, Contractor Code of Business Ethics and Conduct (Oct 2015) (41 U.S.C. 3509).

(ii) 52.219-8, Utilization of Small Business Concerns (Oct 2014) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $650,000 ($1.5 million for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(iii) 52.222-17, Nondisplacement of Qualified Workers (May 2014) (E.O. 13495). Flow down required in accordance with paragraph (1) of FAR clause 52.222-17.

(iv) 52.222-21, Prohibition of Segregated Facilities (Apr 2015).

(v) 52.222-26, Equal Opportunity (Sep 2016) (E.O. 11246).

(vi) 52.222-35, Equal Opportunity for Veterans (Oct 2015) (38 U.S.C. 4212).

(vii) 52.222-36, Equal Opportunity for Workers with Disabilities (Jul 2014) (29 U.S.C. 793).

(viii) 52.222-62 Paid Sick Leave Under Executive Order 13706 (JAN 2017) (E.O. 13706).

(ix) 52.222-37, Employment Reports on Veterans (Feb 2016) (38 U.S.C. 4212).

(x) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (Dec 2010) (E.O. 13496). Flow down required in accordance with paragraph (f) of FAR clause 52.222-40.

(xi) 52.222-41, Service Contract Labor Standards (May 2014), (41 U.S.C. chapter 67).

(xii) X (A) 52.222-50, Combating Trafficking in Persons (Mar 2015) (22 U.S.C. chapter 78 and E.O. 13627).

____ (B) Alternate I (Mar 2015) of 52.222-50 (22 U.S.C. chapter 78 E.O. 13627).

(xiii) 52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment--Requirements (May 2014) (41 U.S.C. chapter 67.)

(xiv) 52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services--Requirements (May 2014) (41 U.S.C. chapter 67)

(xv) 52.222-54, Employment Eligibility Verification (Oct 2015).

(xvi) 52.222-55, Minimum Wages Under Executive Order 13658 (Dec 2015) (E.O. 13658).

(xvii) 52.225-26, Contractors Performing Private Security Functions Outside the United States (Jul 2013) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. 2302 Note).

(xviii) 52.226-6, Promoting Excess Food Donation to Nonprofit Organizations. (May 2014) (42 U.S.C. 1792). Flow down required in accordance with paragraph (e) of FAR clause 52.226-6.

(xix) 52.247-64, Preference for Privately-Owned U.S. Flag Commercial Vessels (Feb 2006) (46 U.S.C. Appx 1241(b) and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64.

(2) While not required, the contractor may include in its subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

(End of Clause)

52.217-8 OPTION TO EXTEND SERVICES (NOV 1999)

The Government may require continued performance of any services within the limits and at the rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed 6 months. The Contracting Officer may exercise the option by written notice to the Contractor within 30 calendar days.

(End of clause)

52.219-28 POST-AWARD SMALL BUSINESS PROGRAM REREPRESENTATION (JULY 2013)

(a) Definitions. As used in this clause--

Long-term contract means a contract of more than five years in duration, including options. However, the term does not include contracts that exceed five years in duration because the period of performance has been extended for a cumulative period not to exceed six months under the clause at 52.217-8, Option to Extend Services, or other appropriate authority.

Small business concern means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR part 121 and the size standard in paragraph (c) of this clause. Such a concern is ``not dominant in its field of operation'' when it does not exercise a controlling or major influence on a national basis in a kind of business activity in which a number of business concerns are primarily engaged. In determining whether dominance exists, consideration shall be given to all appropriate factors, including volume of business, number of employees, financial resources, competitive status or position, ownership or control of materials, processes, patents, license agreements, facilities, sales territory, and nature of business activity.

(b) If the Contractor represented that it was a small business concern prior to award of this contract, the Contractor shall rerepresent its size status according to paragraph (e) of this clause or, if applicable, paragraph (g) of this clause, upon the occurrence of any of the following:

(1) Within 30 days after execution of a novation agreement or within 30 days after modification of the contract to include this clause, if the novation agreement was executed prior to inclusion of this clause in the contract.

(2) Within 30 days after a merger or acquisition that does not require a novation or within 30 days after modification of the contract to include this clause, if the merger or acquisition occurred prior to inclusion of this clause in the contract.

(3) For long-term contracts--

(i) Within 60 to 120 days prior to the end of the fifth year of the contract; and

(ii) Within 60 to 120 days prior to the date specified in the contract for exercising any option thereafter.

(c) The Contractor shall rerepresent its size status in accordance with the size standard in effect at the time of this rerepresentation that corresponds to the North American Industry Classification System (NAICS) code assigned to this contract. The small business size standard corresponding to this NAICS code can be found at http://www.sba.gov/content/table-small-business-size-standards.

(d) The small business size standard for a Contractor providing a product which it does not manufacture itself, for a contract other than a construction or service contract, is 500 employees.

(e) Except as provided in paragraph (g) of this clause, the Contractor shall make the representation required by paragraph (b) of this clause by validating or updating all its representations in the Representations and Certifications section of the System for Award Management (SAM) and its other data in SAM, as necessary, to ensure that they reflect the Contractor's current status. The
Contractor shall notify the contracting office in writing within the timeframes specified in paragraph (b) of this clause that the data have been validated or updated, and provide the date of the validation or update.

(f) If the Contractor represented that it was other than a small business concern prior to award of this contract, the Contractor may, but is not required to, take the actions required by paragraphs (e) or (g) of this clause.

(g) If the Contractor does not have representations and certifications in SAM, or does not have a representation in SAM for the NAICS code applicable to this contract, the Contractor is required to complete the following rerepresentation and submit it to the contracting office, along with the contract number and the date on which the rerepresentation was completed:

The Contractor represents that it ( ) is, (X) is not a small business concern under NAICS Code 517410- assigned to contract number HC1013-19-C-0006.

(Contractor to sign and date and insert authorized signer's name and title).

(End of clause)

52.219-28 POST-AWARD SMALL BUSINESS PROGRAM REREPRESENTATION (JULY 2013)

(a) Definitions. As used in this clause--

Long-term contract means a contract of more than five years in duration, including options. However, the term does not include contracts that exceed five years in duration because the period of performance has been extended for a cumulative period not to exceed six months under the clause at 52.217-8, Option to Extend Services, or other appropriate authority.

Small business concern means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR part 121 and the size standard in paragraph (c) of this clause. Such a concern is ``not dominant in its field of operation'' when it does not exercise a controlling or major influence on a national basis in a kind of business activity in which a number of business concerns are primarily engaged. In determining whether dominance exists, consideration shall be given to all appropriate factors, including volume of business, number of employees, financial resources, competitive status or position, ownership or control of materials, processes, patents, license agreements, facilities, sales territory, and nature of business activity.

(b) If the Contractor represented that it was a small business concern prior to award of this contract, the Contractor shall rerepresent its size status according to paragraph (e) of this clause or, if applicable, paragraph (g) of this clause, upon the occurrence of any of the following:

(1) Within 30 days after execution of a novation agreement or within 30 days after modification of the contract to include this clause, if the novation agreement was executed prior to inclusion of this clause in the contract.

(2) Within 30 days after a merger or acquisition that does not require a novation or within 30 days after modification of the contract to include this clause, if the merger or acquisition occurred prior to inclusion of this clause in the contract.

(3) For long-term contracts--

(i) Within 60 to 120 days prior to the end of the fifth year of the contract; and

(ii) Within 60 to 120 days prior to the date specified in the contract for exercising any option thereafter.

(c) The Contractor shall rerepresent its size status in accordance with the size standard in effect at the time of this rerepresentation that corresponds to the North American Industry Classification System (NAICS) code assigned to this contract. The small business size standard corresponding to this NAICS code can be found at http://www.sba.gov/content/table-small-business-size-standards.

(d) The small business size standard for a Contractor providing a product which it does not manufacture itself, for a contract other than a construction or service contract, is 500 employees.

(e) Except as provided in paragraph (g) of this clause, the Contractor shall make the representation required by paragraph (b) of this clause by validating or updating all its representations in the Representations and Certifications section of the System for Award Management (SAM) and its other data in SAM, as necessary, to ensure that they reflect the Contractor's current status. The
Contractor shall notify the contracting office in writing within the timeframes specified in paragraph (b) of this clause that the data have been validated or updated, and provide the date of the validation or update.

(f) If the Contractor represented that it was other than a small business concern prior to award of this contract, the Contractor may, but is not required to, take the actions required by paragraphs (e) or (g) of this clause.

(g) If the Contractor does not have representations and certifications in SAM, or does not have a representation in SAM for the NAICS code applicable to this contract, the Contractor is required to complete the following rerepresentation and submit it to the contracting office, along with the contract number and the date on which the rerepresentation was completed:

The Contractor represents that it ( ) is, (X) is not a small business concern under NAICS Code 517410- assigned to contract number HC1013-19-C-0006.

(End of clause)

52.232-18 AVAILABILITY OF FUNDS (APR 1984)

Funds are not presently available for this contract. The Government's obligation under this contract is contingent upon the availability of appropriated funds from which payment for contract purposes can be made. No legal liability on the part of the Government for any payment may arise until funds are made available to the Contracting Officer for this contract and until the Contractor receives notice of such availability, to be confirmed in writing by the Contracting Officer.

(End of clause)

52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address:

http://farsite.hill.af.mil/

(End of clause)

52.252-6 AUTHORIZED DEVIATIONS IN CLAUSES (APR 1984)

(a) The use in this solicitation or contract of any Federal Acquisition Regulation (48 CFR Chapter 1) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the date of the clause.

(b) The use in this solicitation or contract of any DFARS (48 CFR 2) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the name of the regulation.

(End of clause)

252.232-7007 LIMITATION OF GOVERNMENT'S OBLIGATION (APR 2014)

(a) Contract line item 0001 is incrementally funded. For this item, the sum of [***] of the total price is presently available for payment and allotted to this contract. An allotment schedule is set forth in paragraph (j) of this clause.

(b) For items(s) identified in paragraph (a) of this clause, the Contractor agrees to perform up to the point at which the total amount payable by the Government, including reimbursement in the event of termination of those item(s) for the Government's convenience, approximates the total amount currently allotted to the contract. The Contractor is not authorized to continue work on those item(s) beyond that point. The Government will not be obligated in any event to reimburse the Contractor in excess of the amount allotted to the contract for those item(s) regardless of anything to the contrary in the clause entitled "TERMINATION FOR THE CONVENIENCE OF THE GOVERNMENT." As used in this clause, the total amount payable by the Government in the event of termination of applicable contract line item(s) for convenience includes costs, profit and estimated termination settlement costs for those item(s).

(c) Notwithstanding the dates specified in the allotment schedule in paragraph (j) of this clause, the Contractor will notify the Contracting Officer in writing at least ninety days prior to the date when, in the Contractor's best judgment, the work will reach the point at which the total amount payable by the Government, including any cost for termination for convenience, will approximate 85 percent of the total amount then allotted to the contract for performance of the applicable item(s). The notification will state (1) the estimated date when that point will be reached and (2) an estimate of additional funding, if any, needed to continue performance of applicable line items up to the next scheduled date for allotment of funds identified in paragraph (j) of this clause, or to a mutually agreed upon substitute date. The notification will also advise the Contracting Officer of the estimated amount of additional funds that will be required for the timely performance of the item(s) funded pursuant to this clause, for subsequent period as may be specified in the allotment schedule in paragraph (j) of this clause, or otherwise agreed to by the parties. If after such notification additional funds are not allotted by the date identified in the Contractor's notification, or by an agreed substitute date, the Contracting Officer will terminate any item(s) for which additional funds have not been allotted, pursuant to the clause of this contract entitled "TERMINATION FOR THE CONVENIENCE OF THE GOVERNMENT".

(d) When additional funds are allotted for continued performance of the contract line item(s) identified in paragraph (a) of this clause, the parties will agree as to the period of contract performance which will be covered by the funds. The provisions of paragraph (b) through (d) of this clause will apply in like manner to the additional allotted funds and agreed substitute date, and the contract will be modified accordingly.

(e) If, solely by reason of failure of the Government to allot additional funds, by the dates indicated below, in amounts sufficient for timely performance of the contract line item(s) identified in paragraph (a) of this clause, the Contractor incurs additional costs or is delayed in the performance of the work under this contract and if additional funds are allotted, an equitable adjustment will be made in the price or prices (including appropriate target, billing, and ceiling prices where applicable) of the item(s), or in the time of delivery, or both. Failure to agree to any such equitable adjustment hereunder will be a dispute concerning a question of fact within the meaning of the clause entitled "disputes."

(f) The Government may at any time prior to termination allot additional funds for the performance of the contract line item(s) identified in paragraph (a) of this clause.

(g) The termination provisions of this clause do not limit the rights of the Government under the clause entitled "DEFAULT." The provisions of this clause are limited to work and allotment of funds for the contract line item(s) set forth in paragraph (a) of this clause. This clause no longer applies once the contract if fully funded except with

regard to the rights or obligations of the parties concerning equitable adjustments negotiated under paragraphs (d) or (e) of this clause.

(h) Nothing in this clause affects the right of the Government to this contract pursuant to the clause of this contract entitled "TERMINATION FOR CONVENIENCE OF THE GOVERNMENT."

(i) Nothing in this clause shall be construed as authorization of voluntary services whose acceptance is otherwise prohibited under 31 U.S.C. 1342.

(j) The parties contemplate that the Government will allot funds to this contract in accordance with the following schedule:

On execution of contract $16,666,666.00

1st Quarter FY20: $83,333,334.00

(End of clause)

252.237-7023 CONTINUATION OF ESSENTIAL CONTRACTOR SERVICES (OCT 2010)

(a) Definitions. As used in this clause-

(1) Essential contractor service means a service provided by a firm or individual under contract to DoD to support mission-essential functions, such as support of vital systems, including ships owned, leased, or operated in support of military missions or roles at sea; associated support activities, including installation, garrison, and base support services; and similar services provided to foreign military sales customers under the Security Assistance Program. Services are essential if the effectiveness of defense systems or operations has the potential to be seriously impaired by the interruption of these services, as determined by the appropriate functional commander or civilian equivalent.

(2) Mission-essential functions means those organizational activities that must be performed under all circumstances to achieve DoD component missions or responsibilities, as determined by the appropriate functional commander or civilian equivalent. Failure to perform or sustain these functions would significantly affect DoD's ability to provide vital services or exercise authority, direction, and control.

(b) The Government has identified all or a portion of the contractor services performed under this contract as essential contractor services in support of mission-essential functions. These services are listed in the Performance Work Statement dated August 23, 2019.

(c)(1) The Mission-Essential Contractor Services Plan submitted by the Contractor, is incorporated in this contract.

(2) The Contractor shall maintain and update its plan as necessary. The Contractor shall provide all plan updates to the Contracting Officer for approval.

(3) As directed by the Contracting Officer, the Contractor shall participate in training events, exercises, and drills associated with Government efforts to test the effectiveness of continuity of operations procedures and practices.

(d)(1) Notwithstanding any other clause of this contract, the Contractor shall be responsible to perform those services identified as essential contractor services during crisis situations (as directed by the Contracting Officer), in accordance with its Mission-Essential Contractor Services Plan.

(2) In the event the Contractor anticipates not being able to perform any of the essential contractor services identified in accordance with paragraph (b) of this clause during a crisis situation, the Contractor shall notify the Contracting Officer or other designated representative as expeditiously as possible and use its best efforts to cooperate with the Government in the Government's efforts to maintain the continuity of operations.

(e) The Government reserves the right in such crisis situations to use Federal employees, military personnel, or contract support from other contractors, or to enter into new contracts for essential contractor services.

(f) Changes. The Contractor shall segregate and separately identify all costs incurred in continuing performance of essential services in a crisis situation. The Contractor shall notify the Contracting Officer of an increase or decrease in costs within ninety days after continued performance has been directed by the Contracting Officer, or within any additional period that the Contracting Officer approves in writing, but not later than the date of final payment under the contract. The Contractor's notice shall include the Contractor's proposal for an equitable adjustment and any data supporting the increase or decrease in the form prescribed by the Contracting Officer. The parties shall negotiate an equitable price adjustment to the contract price, delivery schedule, or both as soon as is practicable after receipt of the Contractor's proposal.

(g) The Contractor shall include the substance of this clause, including this paragraph (g), in subcontracts for the essential services.

(End of clause)

Section J - List of Documents, Exhibits and Other Attachments

LIST OF ATTACHMENTS

List of Attachments:

1. Performance Work Statement, August 23, 2019
2. Quality Assurance Surveillance Plan, August 23, 2019

PWS DATED AUGUST 23, 2019

PERFORMANCE WORK STATEMENT (PWS)
As of August 23, 2019

Contract Number:	HC1013-19-C-0006
Task Order Number:	Not Applicable
Contractor Name	Iridium Government Services LLC
Tracking Number:	821800049
Follow-on to Previous Contract and Task Order Number:	HC1047-14-C-4000

1. Contracting Officer's Representative (COR).

a. Primary COR.

Name:	Shirley Buie
Organization:	Air Force Space Command (AFSPC)/Commercial Satellite Capabilities Office/Enhanced Mobile Satellite Services (EMSS) Program Office
Department of Defense Activity Address Code (DODAAC):	HC1047
Address:	P.O. Box 549, Fort Meade, MD 20755
Phone Number:	[***]
E-Mail Address:	[***]

b. Alternate COR.

Name:	To Be Determined (TBD)
Organization:	AFSPC/CSCO/EMSS Program Office
Department of Defense Activity Address Code (DODAAC):	HC1089
Address:	6910 Cooper Ave. Ft Meade, MD 20755
Phone Number:	TBD
E-Mail Address:	TBD

2. Contract Title.

EMSS Airtime Services

3. Background.

The Air Force Space Command (AFSPC) COMSATCOM Office (aka, AFCSCO) is a direct-report Primary Subordinate Unit (PSU) to the Commander, AFSPC, and pursuant to the FY18 National Defense Authorization Act (NDAA) Section 1601(a), is solely responsible for the procurement of COMSATCOM services on behalf of the Department of Defense (DoD). Additionally, AFCSCO executes United States Strategic Command ("USSTRATCOM")-designated Consolidated Satellite Systems Expert ("CSSE") duties for COMSATCOM on behalf of AFSPC. The AFCSCO is chartered to acquire and support wide-ranging COMSATCOM and related capabilities for United States federal, state and local agencies, foreign partners and other sponsored entities, and is currently resourced through a hybrid Working Capital Fund (WCF) and appropriated funding structure. Pursuant to a Memorandum of Agreement (MOA), AFSPC retains operational control of the AFCSCO and the Defense

Information Systems Agency (DISA) retains administrative control of the AFCSCO until such time AFSPC can also assume all administrative functions (on/about Fiscal Year 2021). The AFCSCO's flagship office is currently located at DISA Headquarters, Ft. Meade, Maryland, and is expected to relocate to another location within the National Capital Region on/about Fiscal Year 2020.

The AFCSCO has two primary business lines. First, the COMSATCOM Solutions Branch provides COMSATCOM capabilities through standard and custom contracts including for transponder capacity, managed services and custom solutions. Second, the Enhanced Mobile Satellite Service (EMSS) Program Office provides unlimited access for unlimited users to the global commercial Iridium Satellite LLC, "Iridium", low earth orbit constellation through ground infrastructure owned by the EMSS Program Office and operated by the complimentary EMSS Capabilities Office (ECO). Other vertically integrated functions within the AFCSCO include financial management, 24/7 customer support (automated ordering and customer support tools, helpdesk, etc.), operations management, equipment fulfilment, stakeholder and industry outreach, research and development, advanced satellite communications (SATCOM) services (including hosted payloads), technologies, solutions and architectures to ensure enhanced usage of COMSATCOM and its integration within the DoD SATCOM enterprise and broader telecommunications environment.

EMSS is a value-added specialization of unique infrastructure and Iridium mobile satellite communications services made available by AFSPC to the DoD, Government agencies and foreign partner community. EMSS is a capability, enabled by satellite ground systems, which interface with the Iridium commercial satellite network, including a 66 satellite mesh-network Low Earth Orbit (LEO) constellation, which is owned and operated by Iridium Satellite LLC, the parent company of Iridium Government Services LLC (hereinafter "Iridium" or "contractor") and Iridium communications services provided by Iridium.

EMSS capabilities offered by AFSPC currently include Iridium voice (standard and secure), one-way paging, fax, Short Burst Data® or "SBD®" (two-way acknowledged data transmission), Iridium Burst®, also known by the Government as EMSS Global Data Broadcast or "EMSS GDB" (one-way multicast), Router-Based Unrestricted Digital Internetwork Connectivity Solutions or "RUDICS" (large file transfer via a circuit switched data channel), the Distributed Tactical Communications System (DTCS), a one-to-many push-to-talk voice and data service, and application for Iridium services (collectively, the "EMSS Core Services").

In addition, satellite telecommunications services not previously included in the EMSS program, as well as newly developed services certified by the contractor for operation on the Iridium commercial satellite network during the course of the contract, will be offered by the Government as part of the EMSS capabilities, including Enhanced SBD or "ESBD", DTCS Global Services, DTCS NEXT, [***], and Managed Access (collectively, "EMSS Expanded Services").

EMSS Core Services and EMSS Expanded Services are collectively referred to as "EMSS Airtime Services." EMSS Airtime Services may be modified or expanded over time as provided in the following four paragraphs.

EMSS Upgraded Airtime Services (developed by Iridium): Evolutionary changes, enhancements, or upgrades to the EMSS Airtime Services ("EMSS Upgraded Airtime Services"), if developed by Iridium, are included within the scope of the EMSS Airtime Services for delivery under this contract; provided, however, that all such EMSS Upgraded Airtime Services shall be subject to the terms of Section 5 below.

EMSS New Airtime Services (developed by Iridium): New satellite telecommunications services developed for operation on the Iridium commercial satellite network that are not EMSS Upgraded Airtime Services ("EMSS New Airtime Services"), if developed by Iridium, are excluded from the scope of the EMSS Airtime Services for delivery under this contract unless and until such EMSS New Airtime Services are added to the scope of this contract by a mutually agreed upon modification to the contract; provided, however, that all such EMSS New Airtime Services shall be subject to the terms of Section 5 below.

EMSS Upgraded Airtime Services (developed by a third party): EMSS Upgraded Airtime Services, if developed by a third party, are included within the scope of the EMSS Airtime Services for delivery under this contract; provided, however, that Iridium, as the owner/operator of the Iridium commercial satellite network, issues a written certification approving the operation of such EMSS Upgraded Airtime Services on the Iridium commercial satellite network and that all such EMSS Upgraded Airtime Services shall be subject to the terms of Section 5 below. The requirement for Iridium written certification of EMSS Upgraded Airtime Services does not apply to minor corrections, software patches or bug fixes implemented by a third party maintenance contractor for existing EMSS Airtime Services.

EMSS New Airtime Services (developed by a third party): EMSS New Airtime Services if developed by a third party, are excluded from the scope of the EMSS Airtime Services for delivery under this contract unless and until (i) Iridium, as the owner/operator of the Iridium commercial satellite network, issues a written certification approving the operation of such EMSS New Airtime Services on the Iridium commercial satellite network and (ii) such EMSS New Airtime Services are added to the scope of this contract by a mutually agreed upon modification to the contract; provided, however, that all such EMSS New Airtime Services shall be subject to the terms of Section 5 below.

Additionally, the EMSS Program Office provides for the sale and provisioning of EMSS devices, 24/7/365 dedicated help-desk support, Field Service Representative support and other services.

The EMSS Program Office and ECO recently transitioned from DISA to AFSPC.

The EMSS architecture is comprised of the following three (3) segments: Commercial Space Segment; EMSS Ground Segment; and a Mobile Segment. The Commercial Space Segment is currently comprised of the Iridium-owned commercial network (i.e. satellite constellation and related ground segment infrastructure), while the EMSS Ground Segment includes multiple DoD-owned Government Gateway facilities comprised of commercial and non-commercial infrastructure elements (operated by the ECO), and the EMSS Mobile Segment includes commercially sourced subscriber equipment tailored for Government customers. Each segment is evolving to provide greater capability and additional services.

The EMSS Program Office was established in the late 1990s to leverage the unique benefits available only from the Iridium commercial satellite network.

4. Objectives:

The contractor will provide the Government with unlimited and/or preferred access to the global Iridium commercial satellite network from covered ground facilities for the EMSS Airtime Services, subject to the specified limitations and constraints described in Sections 5 and 6.3 below. The Government will offer the EMSS Airtime Services for resale to end users within the DoD, other Government agencies, and its foreign partner community.

5. Scope.

The following key elements and requirements are within the scope:

a) Provide reliable global communications coverage for the EMSS Airtime Services through the Iridium commercial satellite network, with no foreign, non-US based, infrastructure, except the existing commercial teleport sites at Svalbard, Norway and Punta Arenas, Chile; for transport or processing; and with the radio spectrum licenses in place to downlink/uplink between the Iridium satellite constellation and US-based terrestrial DoD-owned feeder-link gateways, unless otherwise exempt as stated herein.
b) Subject to this Section 5 and Section 6.3 below, provide all EMSS Airtime Services on an unlimited and/or preferred access basis.
c) The Government and Iridium hereby commit to the establishment of fair and reasonable policies to prevent adverse network performance and to assure effective utilization of the Iridium commercial satellite network. The intent of these policies will be to define and enforce the proper and optimal use of the EMSS Airtime Services offered herein as improper use can be detrimental to network performance and therefore

service quality. These policies shall include the identification of limitations and/or constraints associated with services, mechanisms and procedures for detecting, reporting, interpreting, and remedying issues or problems specific to subscribers (users) covered under this contract; the remediation of issues or problems may include a multiple step process up to and including disruption of service.

d) Provide the Government, either directly by the contractor or through contractor-authorized third party resellers as further described in Section 6.3, with the capabilities to offer EMSS Airtime Services to its customers, in accordance with the terms and pricing detailed in the contract.
e) The contractor shall serve as a wholesale provider of capabilities to the Government for resale of the EMSS Airtime Services by the Government to its customers.
f) Measure and ensure that the quality, availability and reliability of the connectivity performance for the EMSS Airtime Services meets or exceeds the Government's monthly service thresholds, defined in Section 6.

6. Performance Requirements.

The contractor shall furnish the necessary personnel, materials, facilities, and services to provide EMSS Airtime Services throughout the world in accordance with (IAW) this PWS. The contractor shall furnish all commercial components, software and services delivered under this contract according to the commercial standards applicable to such items.

References to "the Government" in this PWS shall be interpreted to mean an authorized Government representative as designated by the contract's Contracting Officer.

6.1 Task 1 – Service Program Management Reporting.

6.1.1 Monthly Progress, Status, Usage & Management Reporting.

The contractor shall provide a monthly status report that identifies significant activities, network problems, and network performance metrics, as specified in Section 6.7.3, Network Coverage and Service Advisory Reports, and Table 6, Network Coverage and Service Advisory Reports, to include identification of service interruptions or downtimes during the reporting period.

The monthly report shall provide constellation-wide satellite performance and operational status including:

- L-Band coverage
- L-Band performance
- Constellation operational anomalies (L-band, K-band, routing, payload, bus, control, etc.)

6.1.2 Quarterly Status and Performance Reporting.

The contractor shall provide the Government with reports on the status and performance of the Iridium constellation to include trending analysis for all data reported on a monthly basis.

6.1.3 Semi-Annual Planning and Design Review.

The contractor shall participate in semi-annual planning and design reviews conducted at the contractor's facility or as directed by the Government. The contractor shall address the status of available EMSS Airtime Services and the contractor shall assess the potential for changes that can reduce costs, improve end-user services, or enhance administrative and management systems. The contractor shall prepare and present analyses and data in briefing format, to support this review, to include:

- Current network design and engineering data
- Growth analyses and resources allocations
- Trend analyses and projections
- Advanced planning data and contingency plans

- Security of the EMSS Airtime Services, Government User Terminals and Gateway
- Analyses of changes in technology that may be inserted into the underlying network that provides EMSS Airtime Services
- Status of Host Nation Agreements and Commercial Franchise Rights
- Other analyses as required in performance of this effort

The contractor shall also recommend potential EMSS capability improvements that can be initiated and/or implemented in the coming year. The first semi-annual review shall be conducted six months after contract award. The contractor and Government shall jointly prepare an agenda for each review meeting. The contractor shall prepare and submit semi-annual planning review minutes and presentations for review and approval by the Government.

Task 1 Deliverables:

Monthly Progress, Status, Usage & Management Report
Quarterly Status and Performance Report
Semi-Annual Planning and Design Review Briefing and Meeting Minutes

6.2 Task 2 – Configuration Management Controls.

The contractor shall provide configuration management and control of all Iridium commercial satellite network software/firmware required to interface to and to maintain operation of the Iridium satellite constellation as necessary to provide the EMSS Airtime Services under the terms of the contract for the entire contract performance period. The contractor shall also notify the Government of any hardware or software changes or upgrades needed to maintain an interface to the network.

Task 2 Deliverable:

Iridium Commercial Network Configuration Management Plan

6.3 Task 3 – EMSS Airtime Services.

The contractor shall provide the EMSS Airtime Services, as further described in this Section 6.3 below, under the contract subject to the pricing contained in the contract, for distribution to the Government's customers. These EMSS Airtime Services shall be contracted for a fixed base/annual price (to be paid monthly in arrears), through a base period (seven years in length) of the agreement. The contractor shall provide global access for the EMSS Airtime Services with operating parameters equivalent to the Iridium commercial satellite network operation. Activation and/or deactivation charges will not be levied.

6.3.1 Voice Services.

The contractor shall provide the Government with the capabilities to offer the following circuit switched voice services:

- Unlimited end-to-end unclassified and classified switched voice communications, including Type 1 voice encryption, with real-time connectivity to:
  - Other EMSS SATCOM Phone users
  - Commercial U.S. and International Public Switched Telephone Networks (PSTNs)
  - Defense Switched Network (DSN)
- Supplemental Services including, but not limited to:
  - Call forwarding
  - Call hold
  - Call waiting
  - Blocking of all incoming calls, Closed user groups
  - Multi-party service (call conferencing)
  - Voice Mail Services
  - Text Messaging

6.3.2 Two-Way Short Burst Data (SBD) Service.

The contractor shall provide the Government with the capabilities to offer unlimited satellite services access for the two-way SBD service provided through EMSS-approved SBD devices. This includes existing as well as all future SBD service evolutions including, but not limited to, the enhanced SBD service ("Enhanced SBD" or "ESBD") currently under development by the Government to be provided through EMSS-approved devices.

6.3.3 Distributed Tactical Communication Service (DTCS) [***]

The contractor shall provide the Government with the capabilities to offer unlimited satellite services for both the EMSS DTCS [***] capabilities, which provide a "netted" or closed user group tactical communications service to multiple DTCS [***] subscribers, via EMSS-approved DTCS [***] devices. This includes specified communication range(s), including "tactical" (defined region) and "global" (worldwide) nets. The DTCS [***] services shall be provided subject to the following definitions, constraints and limitations:

- DTCS: DTCS services shall include existing DTCS Phase 1 and Phase 2, DTCS Global Services ("DTCS GS"), DTCS NEXT ("DTCS NEXT"), Managed Access (MA) and Virtual User Equipment (VUE) services.
  - DTCS Phase 1 and Phase 2 are currently operational on the Iridium commercial satellite network. DTCS Phase 1 provides DTCS "netted" services via a single beam on a single Iridium satellite, commonly referred to as Single Vehicle Single Beam or SVSB capability. DTCS Phase 2 provides DTCS "netted" services via multiple beams on a single Iridium satellite, commonly referred to as Single Vehicle Multi-Beam or SVMB capability. DTCS Phase 1 and Phase 2 capabilities will be offered on an unlimited basis.
  - DTCS GS is anticipated to provide DTCS "netted" services via multiple beams across multiple Iridium satellites, including interactions via Gateway connections, commonly referred to as Multi-Vehicle Multi-Beam or MVMB capability. DTCS GS is currently under development by the Government through a third-party prime contractor and will be implemented as "EMSS Upgraded Airtime Services (developed by a third party)" in accordance with Section 3 above. In addition, in support of the DTCS-GS capability, the Geographic Broadcast Controller (GBC) will be upgraded at contractor expense by the contractor to provide OAM/EM7 integration in 2020, with such upgrade to include completion through successful Functional Acceptance Test conducted at contractor's Technical Support Center (TSC). Thereafter, subject to a separate agreement between contractor and the Government, an instantiation of the anticipated GBC upgrade will be delivered to the EMSS Gateway for integration, test, acceptance and operator training. Upon completion of the contractor-funded GBC upgrade, the contractor and the Government will coordinate related subscriber equipment updates that may be necessary to support the new DTCS NEXT [***] service features.
  - DTCS NEXT is anticipated to provide capabilities which are comparable to DTCS GS, as well as adding file transfer, chat, Enhanced PLI and enabling MA and Virtual User Equipment (VUE) capabilities. DTCS NEXT will be developed at contractor expense by the contractor during the term of the contract, with such development to include completion through successful Functional Acceptance Test conducted at contractor's Technical Support Center (TSC). Thereafter, subject to a separate agreement between contractor and the Government, a fully functional instantiation of the DTCS NEXT

infrastructure will be delivered to the EMSS Gateway for integration, test, acceptance and operator training. It is anticipated that DTCS NEXT will be made available for delivery of services through the EMSS Gateway in early 2021.

- o Managed Access (MA) is anticipated to provide an enterprise level solution for unique high- volume programs that require customized usage of the Iridium network, including a dedicated controller subsystem located at the EMSS Gateway with interconnection to VUE as required for direct, real-time mission management by the Government. MA will be developed at contractor expense by the contractor during the term of the contract, with such development to include completion through successful Functional Acceptance Test conducted at contractor's Technical Support Center (TSC). Thereafter, subject to a separate agreement between contractor and the Government, an instantiation of the MA development will be delivered to the EMSS Gateway for integration, test, acceptance and operator training. It is anticipated that MA will be made available for delivery of services through the EMSS Gateway by 2021.
- o VUE will provide IP-based access to [***] DTCS NEXT talk groups without requiring access via EMSS-approved devices.

DTCS Phase 1 and Phase 2 shall not be subject to specific usage constraints. DTCS GS, DTCS NEXT and MA, once in operational use, shall be provided subject to: (1) mutually agreed upon limitations on the selected Configurable Items for each service or program; and (2) mutually agreed upon usage limitations and constraints on services such as Enhanced PLI, chat, etc. as necessary to preserve the nominal operation of the Iridium commercial satellite network and to effectively manage and allocate network resources to ensure quality of service and network access to the various EMSS communities providing mission success.

- [***]

6.3.4 Paging and EMSS Global Data Broadcast (EMSS GDB)/Iridium Burst Data Messaging Services.

The contractor shall provide the Government with the capabilities to offer one-to-one paging messaging service on an unlimited basis and one-to-many EMSS GDB/Iridium Burst messaging service, each of which is accessed by users using EMSS approved pager and EMSS GDB/Iridium Burst devices. [***]

6.3.5 Router-based Unrestricted Digital Internetwork Connectivity Solutions (RUDICS).

The contractor shall provide the Government with the capabilities to offer unlimited RUDICS services, a data service that provides end users the ability to transfer large amounts of data at up to 2.4 kbps over the Iridium commercial satellite network using an optimized circuit switched data channel, via EMSS-approved RUDICS devices.

6.3.6 [***]

Task 3 Deliverable:

EMSS Airtime Services as described above

6.4. Task 4 – Other Services.

6.4.1 [***]

6.4.2 DoD Authority to Procure Commercial Satellite Communications Services.

The contractor acknowledges that the National Defense Authorization Act (NDAA) of 2018, as signed into law, provides, in part, that "the Commander [of Air Force Space Command] has the sole authority with respect to each of

the following: … (3) In consultation with the Chief Information Officer of the Department of Defense, procurement of commercial satellite communications services for the Department of Defense for such services entered into on or after the date that is one year after the date of the enactment of this section [Section 1601 of the NDAA]."

6.4.3 Third Party Applications and EMSS Gateway Network Connections.

The use of the EMSS system by end-user third party applications, and the addition of other EMSS gateway network terrestrial connections (SIPRNET, etc.) is under the sole control and discretion of the EMSS Program Office and ECO. No approvals shall be required from the contractor for any of these connections or applications.

Task 4 Deliverables:

[***]

6.5 [***]

6.6 Task 6 – EMSS Service Availability Requirements Satisfaction.

Service Availability is defined as the ability of an EMSS customer to be able to obtain and maintain service connectivity for any service under this contract. The contractor shall provide acceptable overall service availability as further defined in Section 6.6.1 below.

6.6.1 Voice Connectivity.

These metrics shall serve as a summary indicator of the overall status of the Iridium commercial satellite network and of overall service availability for the EMSS Airtime Services.

Voice Connectivity is comprised of Call Establishment Rates and Call Drop Rates as measured by autodialers that dial to the EMSS Gateway. Two (2) autodialers will be located at EMSS facilities, including the EMSS Gateway, the Defense Ground Station (DGS) site (two autodialers are anticipated to be provided at the DGS at contractor's expense to support Voice Connectivity measurements), or other EMSS facilities as selected by Iridium throughout each monthly period, hereinafter collectively referred to as the "EMSS Facility." Two (2) additional autodialers will be located at an Iridium facility, including either the Iridium Technical Support Center (TSC) or the Iridium Satellite Network Operations Center (SNOC), as selected by Iridium throughout each monthly period, hereinafter collectively referred to as the "Iridium Facility."

Daily Call Establishment Rates and Call Drop Rates from each autodialer (two at the Iridium Facility and two at the EMSS Facility) will be averaged together to establish the monthly Call Establishment Rate and Call Drop Rate for each of the autodialers. The monthly Call Establishment Rates and Call Drop Rates from each autodialer will be averaged together to establish the actual Call Establishment Rate and Call Drop Rate for the applicable monthly period. Table 5 defines the Call Completion and Call Drop Rate requirement for each contract year.

Table 5. Voice Connectivity Target Rates

Contract Year	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7
Call Establishment Rate (CER)	98%	98%	98%	98%	98%	98%	98%
Call Drop Rate (CDR)	2%	2%	2%	2%	2%	2%	2%

The actual Call Establishment Rates and Call Drop Rates shall be used for assessing the contractor's performance against the prescribed rates provided in the table above. The contractor will provide an outage credit to the Government in the event that an actual achieved monthly Call Establishment Rate

and/or Call Drop Rate does not meet the Target monthly Call Establishment Rate and/or Call Drop Rate, respectively, per the outage credit section of this PWS (see Section 8.1).

The Target Call Establishment Rate and Target Call Drop Rate exclude any outage that may be caused by: (1) interference caused by Ka-Band transmissions from other satellite systems; (2) the EMSS Facility (such as autodialers placed in locations with obscura, improper installation of autodialers, lack of timely coordination with Iridium for autodialers exhibiting performance issues, or local RF interference sources); and/or (3) outages outside the control of the contractor, such as an act of nature (such as heavy rainstorms, tropical storms and/or hurricanes), act of Government, act of war, act of terrorism or other force majeure, all of which will excuse the contractor from meeting the Call Establishment Rate and/or Call Drop Rate provided in the table below.

The following definitions apply to Voice Connectivity:

"Call Establishment Rate" means, at any time, the most recent call establishment rate as measured by autodialers located at the Iridium Facility and EMSS Facility (in continuous operation) using a calendar month average of 300 second call attempts and where such call establishment rate is calculated by dividing (i) the number of Calls Connected by (ii) the number of Call Attempts. "Call Drop Rate" means, at any time, the most recent call drop rate as measured by autodialers located at the Iridium Facility and EMSS Facility (in continuous operation) using a calendar month average of 300 second call attempts and where such call drop rate is defined as an unintended disconnection of established calls during a pre-determined call-holding period of 300 seconds.

“Call Drop Rate” is calculated by dividing (i) the number of Calls Dropped before fully completing a 300 second call by (ii) the number of Calls Connected.

"Call Attempts" means the number of attempts taken by the autodialers located at the Iridium Facility and EMSS Facility (using an average of 300 second call attempts) to dial a call to the gateway digital answering system.

"Calls Connected" means the number of calls that have been "connected" and where "connected" is determined by (i) the gateway digital answering system answering the call, (ii) the "Iridium Subscriber Unit" phone receiving an acknowledgment of the call connected from the gateway digital answering system, and (iii) the autodialers receiving an acknowledgment of the call connected from the "Iridium Subscriber Unit" phone.

The data necessary to be gathered from the EMSS Facility in support of the contractor's monthly reporting of the Call Establishment Rate and the Call Drop Rate will be supplied by the Government in a timely manner as mutually agreed between the contractor and the Government.

The contractor shall demonstrate through a monthly voice connectivity report (see Section 6.1.1 Monthly Progress, Status, Usage & Management Reporting, for full details on voice connectivity reporting) that the EMSS Airtime Services meet the metrics provided in the table above.

Task 6 Deliverable:

Monthly Service Availability Report*

*This report may be combined with other required reports as the contractor deems appropriate and most efficient.

6.7 Task 7 – Network Outage Reports.

6.7.1 Unscheduled Outages.

The contractor shall notify the Government of any unscheduled outage within one (1) hour or less of the contractor's confirmation of the outage while the outage persists, the contractor shall provide data to the Government by either phone call or email on a daily basis. This includes the status of the constellation, service-affecting outages, and constellation service gaps (blackouts). If applicable, reporting shall include predictions of constellation service gaps for the next 30 days. This information shall be reported from the Iridium Satellite Network Operations Center (SNOC) to the EMSS DoD Gateway and the EMSS Program Manager and Deputy Program Manager. The contractor shall maintain these records for two (2) years and upon request, deliver these records to the Government.

6.7.2 Scheduled Outages.

The contractor shall provide the DoD Gateway Operation Team advisories of scheduled outages and events that may potentially negatively impact U.S. Government Iridium Airtime Services. These advisories shall be provided via telephone, fax or email no later than 30 days before the scheduled outage. For necessary scheduled outages occurring within the 30-day window, the contractor shall notify the EMSS DoD Gateway, the EMSS Program Manager and Deputy Program Manager within 24 hours of when the scheduled outage is scheduled, if less than 30 days.

6.7.3 Network Coverage and Service Advisory Reports.

The contractor shall provide a report that demonstrates that the Iridium constellation is providing world coverage to sufficiently meet the Government's expected service thresholds. This report provides information on end-to-end coverage including any service gaps with respect to the following coverage criteria:

- L-Band Coverage Gaps
- FLT - Satellite Connectivity Gaps (excluding weather and operator error caused gaps)
- Routing/Network Throughput Outages (satellite-to-satellite gaps)

The contractor shall provide network coverage and service advisory reports, as defined in Table 6, to the Government in a timely manner on the status of the constellation, service-affecting outages, scheduled outages, and constellation service gaps. For significant service-affecting events and problems relating to all service including the ground segment, the contractor shall provide the EMSS Gateway Operation Team with advisories via telephone or electronically within 24 hours of occurrence. The contractor shall maintain all network coverage and service advisory reports and advisory records on-line for 90 calendar days and archived off-line for an additional two years.

Table 6. Network Coverage and Service Advisory Reports

Reports	Threshold	Report Format	Objective
Status of the Constellation	Daily	Satellite Network Operations [***]	[***]
Status of the Constellation	As Needed	Iridium Network Advisory	
Service-Affecting Unscheduled Outages	Daily	Satellite Network Operations Outage Report	
Service-Affecting Unscheduled Outages	As Needed	Iridium Network Advisory	
Scheduled Outages	Daily	Satellite Network Operations Outage Report	
Scheduled Outages	As Needed	Iridium Network Advisory	
Constellation Service Gaps	Daily	Satellite Network Operations Outage Report	
Constellation Service Gaps	As Needed	Iridium Network Advisory	

Task 7 Deliverables:

Satellite Network Operations Outage Report
Iridium Network Advisory

6.8 Task 8 – Host Nation and Franchise Operation Rights.

The contractor shall conduct negotiations and attain approvals for Host Nation/Landing Rights and commercial franchise operations rights, to provide the Government with complete EMSS system access and service operation on a global basis from 90 degrees North to 90 degrees South. This access includes full utilization of all unique Gateway services and features. The contractor shall provide status to the Government on progress in obtaining Host Nation/Landing Rights and commercial franchise operations rights as part of the Semi-Annual Planning and Design Reviews.

6.9 Task 9 – Emergency Management.

The contractor shall attempt to maintain service and network management operations under emergency and damage conditions and shall provide the capability to expand EMSS Airtime Services to meet these conditions, subject to the commercial system limitations. The contractor shall notify the Contracting Officer or the Contracting Officer Representative immediately whenever an emergency or damage situation arises. To the extent that the Iridium commercial satellite network complies with the procedures, guidance, and regulations in Reference 3, FCC Memorandum and Order No. 88-341, the contractor shall ensure that the Gateway also complies, subject to any limitations that may result from a DISN-only interconnection. The contractor shall facilitate the rapid expansion of the Government EMSS Airtime Services in an emergency situation, subject to the limitations imposed by the Iridium satellite commercial network. The contractor shall cooperate and coordinate with the Government in responding to emergencies on 24 hours per day, seven (7) days per week basis.

6.10 [***]

6.11 Task 11 – Implementation of Planned EMSS System Enhancements.

The contractor shall, to the maximum extent practical, consider enhancements in its overall EMSS architecture and design for the Government Gateway. The ability of the contractor to exercise any of these enhancements will be dependent upon commercial system approvals for such enhancements and modifications to the EMSS Airtime Services. The contractor shall notify the Government when such upgrades, software patches, point releases, major releases and enhancements become commercially available and/or allowed to be implemented in the Government Gateway. The Government will request that the contractor submit a separate proposal for implementation of these enhancements. The Government reserves the right to exercise any, none, or all of these enhancements in the future. These enhancements may include, but shall not be limited to, the following:

- Billing System Modifications
  [***]

---

2. An intrusion attempt that has been categorized by the cyber-safety community to have a history of causing grave damage in other organizations (i.e. on a watch list.) When a potential threat of this nature is identified, more vigilant monitoring and more frequent reporting may be deemed necessary.

6.12 Task 12 – Iridium Device Conversion Tool (IDCT).

In order for the SIM-less devices to access the EMSS gateway a firmware configuration update is necessary to change their configuration from the commercial Iridium configuration to the DoD configuration that operates with the EMSS gateway. These SIM-less devices may support SBD, DTCS, DTCS NEXT or other EMSS Airtime Services as coordinated with the contractor.

The contractor shall provide an IDCT software package that can be used by EMSS approved VAMs to configure the firmware in SIM-less Iridium transceivers to operate with the EMSS gateway. The IDCT shall also provide the option to un-convert a SIM-less transceiver back to the commercial configuration to operate with the commercial Iridium gateway.

The IDCT shall run on a Personal Computer with the Windows 10 operating system and be upgradeable to subsequent Windows releases as part of this PWS. The IDCT source code shall be maintained in a configuration management system that maintains a release history and a redundant backup. The IDCT shall contain a licensing mechanism so that it only runs on a single workstation (cannot be duplicated and run on multiple workstations), and requires the license to be renewed on an annual basis.

The contractor shall provide the shipping of the IDCT installation disk and materials to Government- and contractor authorized EMSS Value-Added Manufacturers (VAMs), installation support, initial training, troubleshooting, and handling costs for licensing. The contractor shall obtain approval from the EMSS program office prior to distributing the IDCT to an EMSS VAM. The contractor shall track the EMSS VAMs to which the tool has been distributed.

The contractor shall define a process and method for EMSS VAMs to submit a Device Conversion Report (DCR) to the contractor. The DCR from the EMSS VAM shall identify the devices converted (by IMEI) and the date of the conversion, and other data deemed relevant by the contractor. The contractor shall submit consolidated Summary Device Conversion Reports (SDCR) to the EMSS provisioning contractor within 24 hours of receipt of a DCR from an EMSS VAM. The EMSS provisioning contractor will perform the whitelisting of the devices at the EMSS gateway. The SDCR shall contain the consolidated list of devices to be whitelisted from all the VAMs who have submitted requests during the day. The SDCR shall not contain any information identifying the VAMs or the end user organizations, to the extent possible. The contractor shall maintain a record of the devices that were converted for use on the EMSS system. Upon conclusion of the contract this record shall be provided to the EMSS Program Office. The contractor shall provide a monthly report to the EMSS Program Office summarizing the number of devices converted by each VAM.

Task 12 Deliverables:

IDCT Installation Disk

Monthly IDCT conversion summary report

7. Performance Standards.

Table 7. Performance Standards

PWS Section	Performance Standard	Acceptable Quality Level (AQL)	Method of Surveillance
6.1	Monthly Progress, Status, Usage & Management Report	Delivered with no substantial deficiencies.	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads, and COR
6.1	Quarterly Status and Performance Report	Delivered with no substantial deficiencies.	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads, and COR

PWS Section	Performance Standard	Acceptable Quality Level (AQL)	Method of Surveillance
6.1	Semi-Annual Planning and Design Review Briefing and Meeting Minutes	Delivered with no substantial deficiencies.	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads, and COR
6.2	Iridium Commercial Network Configuration Management Plan	Delivered with no substantial deficiencies.	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads, and COR
6.3	EMSS Airtime Services	As defined in Section 6.6.1	Measurement with autodialers.
6.4	[***]	[***]	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads and COR
6.5	[***]	Delivered with no substantial deficiencies	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads and COR
6.5	[***]	Delivered with no substantial deficiencies	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads and COR
6.5	[***]	Delivered with no substantial deficiencies	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads and COR
6.6	Monthly Service Availability Report	Delivered with no substantial deficiencies. If the Metrics do not meet the targets defined in Section 6.6.1, the outage credits as defined in Section 8.1 will apply.	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads, and COR
6.7	Satellite Network Operations (SNO) Outage Report (Includes Constellation Status Report and Constellation Gap Report)	Delivered daily on next business day	Standard Distribution to be added to contractor standard email list for this commercial report
6.7	Iridium Network Advisory (Service-affecting Unscheduled Outages Notification) (Includes Constellation Status Report and Constellation Gap Report) (Phone Call or Email)	Delivered within thirty (30) minutes of the unscheduled outage being known.	Review and acknowledgement from the EMSS DoD Gateway Receiver of Notification
6.7	Iridium Network Advisory (Advisories of Scheduled Outages and Events Notification) (Includes Constellation Status Report and Constellation Gap Report) (Email or Phone Call)	Delivered 30 days prior to the scheduled outage or as early as possible if the outage will occur in less than 30 days	Review and acknowledgement by the EMSS DoD Gateway Receiver of Notification
6.10	[***]	Delivered monthly with no substantial deficiencies	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads and COR

PWS Section	Performance Standard	Acceptable Quality Level (AQL)	Method of Surveillance
6.12	Iridium Device Conversion Tool (IDCT) Installation Disc	Delivered with no substantial deficiencies	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads and COR
6.12	Summary Device Conversion Reports (SDCR)	Delivered with no substantial deficiencies	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads and COR
6.12	IDCT Conversion Summary Report	Delivered monthly with no substantial deficiencies	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads and COR

8. Incentives

8.1 Outage Credits (Adapted from DARs Clause 52.239-9000, "Outage Credits (2016)")

(a) Credits for outage (interruption) of service will be provided to the Government by the contractor using the following method to determine the credit due the Government, if any, as applicable to each monthly billing period:

The Contractor shall provide an outage credit to the Government in the event that the actual achieved monthly Call Establishment Rate and/or Call Drop Rate does not meet the Target monthly Call Establishment Rate and/or Call Drop Rate, respectively (see Table 5 for Target Rates), based on the following calculation:

(((Target CER – Actual CER) + (Actual CDR – Target CDR))/100) x Monthly Payment Installment

Where CER means Call Establishment Rate and CDR means Call Drop Rate.

Any outage credit shall be applied to the invoice for the applicable month in which the actual service performance did not meet the target service performance metric; provided, however, that in no event shall the total disincentive payment credits for an individual contract year exceed two percent (2%) of the total contract price for that contract year.

The Target Call Establishment Rate and Target Call Drop Rate exclude any outage that may be caused by: (1) interference caused by Ka-Band transmissions from other satellite systems; (2) outages resulting from issues in Ka- Band connectivity between the Iridium constellation and the EMSS Gateway that are capable of being resolved through implementation of a remote Earth Terminal solution, but excluding outages resulting from Iridium network anomalies that would not be resolved by a remote Earth Terminal solution; (3) the EMSS Gateway (such as autodialers placed in locations with obscura or the lack of timely coordination with Iridium for autodialers exhibiting performance issues); and/or (4) outages outside the control of Iridium, such as an act of nature (such as heavy rainstorms, tropical storms and/or hurricanes), act of Government, act of war, act of terrorism or other force majeure, all of which will excuse contractor from meeting the Call Establishment Rate and/or Call Drop Rate provided above.

No "Incentive" outage credit will be paid by the Government in the event that the actual achieved monthly Call Establishment Rate and/or Call Drop Rate meets or exceeds the Target monthly Call Establishment Rate and/or Call Drop Rate, respectively (see Table 5 for Target Rates), based on the calculation specified above.

8.2 **Acceptable Performance**.

The Government shall document positive performance. A Performance Assessment Report (PAR) may be utilized. Any report may become part of the supporting documentation for fixed price payments, Contractor Performance Assessment Reporting System (CPARS) entries, or other actions.

8.3 Unacceptable performance.

Unacceptable contractor performance can be identified by customer complaints or upon schedule surveillance evaluations. When unacceptable performance occurs, the COR shall inform the contractor. This will normally be in writing unless circumstances necessitate verbal communication. The COR shall document the discussion and place it in the COR file and provide a copy to the KO.

When the COR determines formal written communication is required, the COR shall prepare a Corrective Action Report (CAR). The CAR is forwarded to the KO for dissemination to the contractor.

The contractor shall acknowledge receipt of the CAR in writing. The CAR will specify if the contractor is required to prepare a corrective action plan to document how the contractor shall correct the unacceptable performance and avoid a recurrence. The CAR will also state how long after receipt the contractor has to present this corrective action plan to the KO and COR. The Government may withhold payment for services until corrective action is taken. The Government shall review the contractor's corrective action plan to determine acceptability. Upon Government acceptance of the corrected services the contractor will be permitted to invoice for the service fee.

Any CAR may become a part of the supporting documentation for contract payment deductions, fixed fee deductions, award fee nonpayment, CPARS or other actions deemed necessary by the KO.

9. Place of Performance.

The places of performance for this contract will be at the contractor's facilities in McLean and Leesburg, Virginia and Tempe and Chandler, Arizona, and the DoD Gateway Facilities in Wahiawa, Hawaii and Defense Ground Station in CONUS.

10. Period of Performance.

The Period of Performance includes a seven-year base period.

11. Delivery Schedule.

Table 8. Delivery Schedule

PWS Task#	Deliverable Title	Format	Due Date	Distribution/Copies	Frequency and Remarks
6.1	Monthly Progress, Status, Usage & Management Report	Contractor-Determined Format	10th business day of the month following the reporting month	Standard Distribution*	Monthly
6.1	Quarterly Status and Performance Report	Contractor-Determined Format	10th business day of month that follows the end of the calendar quarter	Standard Distribution*	Quarterly
6.1	Semi-Annual Planning and Design Review Briefing and Meeting Minutes	Contractor-Determined Format	Review event scheduled by contractor with approval by EMSS Program Manager and EMSS Gateway Operations Chief	Standard Distribution*	Semi Annually, with first meeting six (6) months after start of contract
6.2	Iridium Commercial Network	Contractor-Determined Format	Due 90 calendar days after Contract Start Date.	Standard Distribution*	Draft and Final. Management Plan will be reviewed

PWS Task#	Deliverable Title	Format	Due Date	Distribution/Copies	Frequency and Remarks
	Configuration Management Plan				and approved by Government within 30 calendar days of submission. Management Plan to be reviewed once per contract year, modified and enhanced based on lessons learned.
6.3	EMSS Airtime Services	N/A	As required	N/A	N/A
6.4	[***]	Commercial Devices, Qty/Type as specified above	As scheduled with the Government	Shipping per contract terms	As required
6.5	[***]	Contractor-Determined Format	Test Plan draft is due 90 calendar days after Contract Start Date. Test Plan final is due at least 60 calendar days prior to Test Event start.	Standard Distribution*	Draft and Final. Test Plan will be reviewed and approved by Government within 30 calendar days of submission, and at least 60 calendar days prior to Test Event start.
6.5	[***]	Contractor-Determined Format	Test Procedures draft is due 120 calendar days after Contract Start Date. Test Procedures final is due at least 30 calendar days prior to Test Event start.	Standard Distribution*	Draft and Final. Test Procedures will be reviewed and approved by Government within 30 calendar days of submission, and at least 30 calendar days prior to Test Event start.
6.5	[***]	Contractor-Determined Format	Final Test Report due within 15 calendar days after completion of the test event. Acceptance Form will be signed by EMSS PM or Gateway Chief within five (5) business days of Final Report.	Standard Distribution*	Report will be reviewed and approved by Government within 30 calendar days of submission. Acceptance form will be signed by EMSS PM or Gateway Chief within five (5) business days of Final Report.

PWS Task#	Deliverable Title	Format	Due Date	Distribution/Copies	Frequency and Remarks
6.6	Monthly Service Availability Report	Contractor Determined Format	10th business day of the month following the reporting month	Standard Distribution*	Monthly
6.7	Satellite Network Operations (SNO) Outage Report (Includes Constellation Status Report and Constellation Gap Report)	Contractor Determined Format	Daily on next business day.	Standard Distribution to be added to email list for the report	Daily
6.7	Iridium Network Advisory (Service-affecting Unscheduled Outages Notification) (Phone Call or Email) (Includes Constellation Status Report and Constellation Gap Report)	Contractor-Determined Format	Notice delivered within thirty (30) hours of outage identification	EMSS Gateway Operations, Primary COR, EMSS Program Manager, EMSS Deputy Program Manager, EMSS Gateway Operations Chief, EMSS Gateway Deputy Operations Chief, EMSS Chief Engineer to be included on contractor's standard commercial email distribution list	Delivered via email or phone call
6.7	Iridium Network Advisory (Advisories of scheduled outages and events Notification (Email or Phone Call) (Includes Constellation Status Report and Constellation Gap Report)	Contractor-Determined Format	Notice delivered 30 days prior to planned outage or as early as possible if the outage will occur in less than 30 days	Primary COR, EMSS Program Manager, EMSS Deputy Program Manager, EMSS Gateway Operations Chief, EMSS Gateway Deputy Operations Chief, EMSS Chief Engineer to be included on contractor's standard commercial email distribution list	Delivered via email or phone call
6.10	[***]	Contractor-Determined Format	10th business day of month following reporting month	Standard Distribution*	Monthly

PWS Task#	Deliverable Title	Format	Due Date	Distribution/Copies	Frequency and Remarks
6.12	Iridium Device Conversion Tool (IDCT) Installation Disc	CD	Within six months of Contract Start Date	Shipping per contract terms; separate CD copies to designated Government approved VAMs	Initial production build plus subsequent major builds of the tool.
6.12	Summary Device Conversion Reports (SDCR)	Contractor Determined Format	Within 24 hours of receipt of a DCR from an EMSS VAM	Standard Distribution* and EMSS Provisioning Contractor	As required
6.12	IDCT Conversion Summary Report	Contractor Determined Format	10th business day of month following reporting month	Standard Distribution*	Monthly
*Standard Distribution: 1 copy of the transmittal letter without the deliverable to the Contracting Officer; 1 copy of the transmittal letter with the deliverable to the Primary COR, EMSS Program Manager, EMSS Deputy Program Manager, EMSS Gateway Operations Chief, EMSS Gateway Deputy Operations Chief, EMSS Chief Engineer, and EMSS CDRL Administrator (List of Personnel and Email Addresses will be provided by the Primary COR within 5 business days of the Contract Award.					

12. Security Requirements.

The following security requirements shall apply to this effort. The work under this contract is For Official Use Only//Unclassified.

No Government DD Form 254, Contract Classification Specification, is required. The following security requirements shall apply to this effort.

References:

a. DOD 5200.2-R, DoD Personnel Security Program (not applicable to unclassified work)
b. DISAI 240-110-36, Personnel Security
c. DOD 5220.22-M, National Industrial Security Program Operating Manual (not applicable to unclassified work)
d. DOD 5220.22-R, Industrial Security Regulation (not applicable to unclassified work)
e. DODM 5200.01, Vol 1-4 Information Security Program, 24 February 2012 (not applicable to unclassified work)
f. DISAI 240-110-8, Information Security
g. DISA Policy Letter, Unauthorized Connections to Network Devices, 11 Sep 2013
h. DISA Form 786

12.1 Facility Security Clearance.

The work to be performed under this contract is Unclassified at the contractor and Government locations. It will not require Secret, Top Secret (TS), or Sensitive Compartmented Information (SCI) access eligibility for personnel at the contractor or Government locations. Therefore, the company is not required to have a Facility Clearance from the Defense Security Service Facility Clearance Branch for this contract.

12.2 Security Clearance and Information Technology (IT) Level.

All contractor personnel supporting the contractor's preparation of any documentation deliverable(s) specified in Section 10, Delivery Schedule, shall be U.S. citizens. There are no level(s) of personnel security requirements under this contract covering any positions.

12.3 Investigation Requirements.

There are no personnel security investigations required for this contract.

12.4 Adjudication for Secret IT-I access.

No contractor personnel supporting this contract are required to have IT-I or IT-II government systems access.

12.5 Visit Authorization Letters (VAL).

Visit requests shall be processed and verified through the Joint Personnel Adjudication System (JPAS) to SMO DKABAA10 and SMO DKADAL. JPAS visits for contracts are identified as "Other" or "TAD/TDY" and will include the Contract Number and ADP/IT-Access level of the contract in the Additional Information section. Any contractors that do not have access to JPAS may submit visit authorizations by e-mail in a password protected .pdf to the Contracting Officer Representative (COR) or Government point of contact (POC).

Primary	COR: Shirley Buie
Phone Number:	[***]
Email:	[***]

Security Operations Manager Contact Information:

Name:	Clayton Komori	Phone: [***]
E-mail:	[***]	

If JPAS is not available, the VAL must contain the following information on company letterhead:

- Company name, address, telephone number, assigned CAGE Code, facility security clearance
- CAGE CODE
- Contract Number
- Name, SSN, date and place of birth, and citizenship of the employee intending to visit
- Certification of personnel security clearance and any special access authorizations required for the visit (type of investigation & date, adjudication date & agency, and IT access level), if applicable
- Name of COR/POC
- Dates or period the VAL is to be valid

12.6 Security Contacts.

Government Security Personnel can be contacted for security related questions as follows:

For Industrial or Personnel Security related issues contact [***] or via mail at:

Defense Information Systems Agency
ATTN: MP61, Industrial Security
Command Building
6910 Cooper Ave.
Fort Meade, MD 20755-7088

Defense Information Systems Agency
ATTN: MP62, Personnel Security
Command Building
6910 Cooper Ave.

Fort Meade, MD 20755-7088

12.7 Information Security and other miscellaneous requirements.

12.7.1 Local Security Requirements

Contractor personnel shall comply with all local security requirements including entry and exit control for personnel and property at the government facility.

12.7.2 Government Security Regulations and Requirements

Contractor employees shall be required to comply with all Government security regulations and requirements. Initial and periodic safety and security training and briefings will be provided by Government security personnel. Failure to comply with Government security regulations and requirements will require the company to provide the Government with a written remediation/corrective action plan; furthermore, failure to comply with such requirements can be cause for removal and the contractor shall not be able to provide service on this contract.

12.7.3 JPAS Incident Reports not permitted

Contractor employees with an incident report in JPAS shall not be permitted to provide service on a this contract.

12.7.4 Information Privacy and Identification

The contractor shall not divulge any information about DoD files, data processing activities or functions, user identifications, passwords, or any other knowledge that may be gained, to anyone who is not authorized to have access to such information. The contractor shall observe and comply with the security provisions in effect at the DoD facility. Identification shall be worn and displayed as required.

12.7.5 Request for Removal

The Government retains the right to request removal of contractor personnel regardless of prior clearance or adjudication status, whose actions, while assigned to this contract, clearly conflict with the interest of the Government.

12.7.6 For Official Use Only Documentation

Contractor personnel shall generate or handle documents that contain For Official Use Only information at the contractor and/or Government facilities identified in Section 9, "Place of Performance". The contractor shall not have access to generate and handle classified material at any of the location(s) listed in the place of performance section of this document. All contractor documentation deliverables shall be marked in accordance with DoDM 5200.1, Vol. 3, Vol. 4, Information Security, DOD 5400.7-R, Freedom of Information Act Program, unless otherwise directed by the Government. The contractor shall comply with DISA Instruction 630-230-19 and equivalent Air Force regulations.

12.7.7 Government Access to contractor facilities

The contractor shall afford the Government access to the contractor's facilities, installations, operations, documentation, databases and personnel used in performance of the contract. Access shall be provided to the extent required to carry out a program of IT inspection (to include vulnerability testing), investigation and audit to safeguard against threats and hazards to the integrity, availability and confidentiality of data or to the function of information technology systems operated on behalf of the Government or DoD, and to preserve evidence of computer crime. Access shall be provided during normal business hours, with Government personnel to be under the escort and control of the contractor, and with all contractor facilities, installations, operations, documentation, databases and personnel remaining under the control of contractor at all times.

13. Government Furnished Property (GFP)/Government-Furnished Equipment (GFE)/ Government-Furnished Information (GFI).
The Government will provide the following items, services and materials:

Government-Furnished Information (GFI).

- The Government will furnish, upon request of the contractor, all-necessary Government produced documents and technical background information necessary to perform the work described in this PWS. Examples of such GFI are the autodialer data files produced by EMSS Gateway used to calculate Call Establishment Rate and Call Drop Rate metrics.
- The Government will not, however, provide copies of commercial journals, magazines, textbooks, or other documents available from the private sector.
- [***]

EMSS Gateway Site Access.

- The Government will coordinate with Iridium to schedule and allow sufficient Iridium site access at the EMSS Gateway or other agreed to Government facility for the work described in this PWS. An example of such access is the semi-annual meetings, one of which is typically held at the EMSS Gateway.

EMSS Gateway Subject Matter Experts (SME) Support.

- The Government, including the EMSS Gateway personnel, will make sufficient SMEs available in order to review documentation, participate in Technical Interchange Meetings (TIMs) and provide oversight.

Intra-Government Coordination.

- The Government will provide coordination support for discussions with other Government organizations such as Research & Development partners, Combatant Commands, and other CC/S/A's, as required.

14. Other Pertinent Information or Special Considerations.

a. Identification of Possible Follow-on Work. No additional work is planned under this contract beyond what is defined in this Performance Work Statement.
b. Identification of Potential Conflicts of Interest (COI). None.
c. Identification of Non-Disclosure Requirements. Reference Section H of the contract.
d. Packaging, Packing and Shipping Instructions. The Government has no additional or special packaging, packing and shipping instructions. The contractor shall package, pack and ship equipment and software so that equipment arrives undamaged and within the timeframe required to maintain the agreed to project schedule.
e. Inspection and Acceptance Criteria. No specific requirements.
f. Property Accountability. Not Applicable.
g. Supply Chain Risk Management (SCRM). Not Applicable.

15. Section 508 Accessibility Standards do not apply.

QASP 23 AUGUST 2019

QUALITY ASSURANCE SURVEILLANCE PLAN (QASP)

1. Contract or Task Order Title Defense Information Systems Agency (DISA) Enhanced Mobile Satellite Services (EMSS) Airtime Services.

2. Purpose:

This QASP provides a systematic method to evaluate performance for the stated contract. This QASP explains the following:

- What will be monitored?
- How monitoring will take place.
- Who will conduct the monitoring?
- How monitoring efforts and results will be documented.

This QASP does not detail how the contractor accomplishes the work. Rather, the QASP is created with the premise that the contractor is responsible for management and quality control actions to meet the terms of the contract. It is the Government's responsibility to be objective, fair, and consistent in evaluating performance. In addition, the QASP should recognize that unforeseen and uncontrollable situations may occur.

This QASP is a "living document" and the Government may review and revise it on a regular basis. Updates shall ensure that the QASP remains a valid, useful, and enforceable document. Copies of the original QASP and revisions shall be provided to the contractor and Government officials implementing surveillance activities.

3. Roles and Responsibilities:

The following personnel shall oversee and coordinate surveillance activities.

Program/Project Manager (PM) – The PM provides program oversight and supports the COR's performance assessment activities.

Contracting Officer (KO) – The KO shall ensure performance of all necessary actions for effective contracting, ensure compliance with the contract terms, and shall safeguard the interests of the United States in the contractual relationship. The KO shall also ensure that the contractor receives impartial, fair, and equitable treatment under this contract. Determine the final assessment of the contractor's performance.

Contracting Officer's Representative (COR) – The COR is responsible for providing continuous technical oversight of the contractor's performance. The COR uses the QASP to conduct the oversight/surveillance process. The COR shall keep a Quality Assurance file that accurately documents the contractor's actual performance. The purpose is to ensure that the contractor meets the performance standards contained in the contract. The COR is responsible for reporting early identification of performance problems to the KO. The COR is required to provide an annual performance assessment to the KO which will be used in documenting past performance. The QASP is the primary tool for documenting contractor performance. The COR is not empowered to make any contractual commitments or to authorize any contractual change on the Government's behalf.

Alternate COR (ACOR) – The ACOR operates with the same authority as the COR and is responsible for all COR requirements in the absence of the COR.

4. Primary Method of Surveillance:

Periodic Inspection is scheduled for all Items.

✓ **Periodic Inspection:** These services are monitored weekly, monthly, quarterly, semiannually, annually, etc. Periodic types of activities are perfect for periodic inspection because not only are they infrequent, but there is normally a predetermined, specified time frame within which the tasks must be accomplished. Therefore, you know exactly when to conduct the evaluations. Periodic inspections automatically become 100 percent evaluations or "100

percent checks." Inspections should be divided and scheduled by frequency: annual, semiannual, quarterly, monthly, weekly and as required. Sometimes services are required for which the time or frequency cannot be predicted, such as accident investigations, one-time special tasking by higher headquarters, etc. These would be labeled "as required inspections." Others are known and predictable such as the quarterly status report or the monthly travel report currently included in some DISA service contracts.

Surveillance Matrix

The Surveillance Matrix (Appendix 1) is the list of performance objectives and standards that must be performed by the contractor. This matrix details the method of surveillance the COR will use to validate and inspect these performance elements. Inspection of each element will be documented in the COR file.

Performance objectives define the desired outcomes. Performance Standards define the level of service required under the contract to successfully meet the performance objective. The inspection methodology defines how, when, and what will be assessed in measuring performance. The Government performance surveillance, using this QASP, to determine the quality of the contractor's performance as it relates to the performance element standards. The AQL performance Standard Table should be used to form the foundation of the COR's inspection checklist.

5. <u>Performance Standards</u>:

PWS Section	Performance Standard	Acceptable Quality Level (AQL)	Method of Surveillance
6.1	Monthly Progress, Status, Usage & Management Report	Delivered with no substantial deficiencies.	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads, and COR
6.1	Quarterly Status and Performance Report	Delivered with no substantial deficiencies.	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads, and COR
6.1	Semi-Annual Planning and Design Review Briefing and Meeting Minutes	Delivered with no substantial deficiencies.	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads, and COR
6.2	Iridium Commercial Network Configuration Management Plan	Delivered with no substantial deficiencies.	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads, and COR
6.3	EMSS Airtime Services	As defined in Section 6.6.1	Measurement with autodialers.
6.4	[***]	[***]	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads and COR
6.5	[***]	Delivered with no substantial deficiencies	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads and COR
6.5	[***]	Delivered with no substantial deficiencies	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads and COR
6.5	[***]	Delivered with no substantial deficiencies	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads and COR
6.6	Monthly Service Availability Report	Delivered with no substantial deficiencies. If the Metrics do not meet the targets defined in Section 6.6.1, the outage credits as defined in Section 8.1 will apply.	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads, and COR

PWS Section	Performance Standard	Acceptable Quality Level (AQL)	Method of Surveillance
6.7	Satellite Network Operations (SNO) Outage Report (Includes Constellation Status Report and Constellation Gap Report)	Delivered daily on next business day	Standard Distribution to be added to contractor standard email list for this commercial report
6.7	Iridium Network Advisory (Service-affecting Unscheduled Outages Notification) (Includes Constellation Status Report and Constellation Gap Report) (Phone Call or Email)	Delivered within thirty (30) minutes of the unscheduled outage being known.	Review and acknowledgement from the EMSS DoD Gateway Receiver of Notification
6.7	Iridium Network Advisory (Advisories of Scheduled Outages and Events Notification) (Includes Constellation Status Report and Constellation Gap Report) (Email or Phone Call)	Delivered 30 days prior to the scheduled outage or as early as possible if the outage will occur in less than 30 days	Review and acknowledgement by the EMSS DoD Gateway Receiver of Notification
6.10	[***]	Delivered monthly with no substantial deficiencies	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads and COR
6.12	Iridium Device Conversion Tool (IDCT) Installation Disc	Delivered with no substantial deficiencies	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads and COR
6.12	Summary Device Conversion Reports (SDCR)	Delivered with no substantial deficiencies	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads and COR
6.12	IDCT Conversion Summary Report	Delivered monthly with no substantial deficiencies	Routine inspection by the EMSS Program Office Leads, EMSS DoD Gateway Leads and COR

6. Documenting Performance:

Acceptable Performance.

The Government shall document positive performance. A Performance Assessment Report (PAR) template is attached (Appendix 2). Any report may become part of the supporting documentation for fixed price payments, Contractor Performance Assessment Reporting System (CPARS) entries, or other actions.

Unacceptable performance.

Unacceptable contractor performance can be identified by customer complaints (Appendix 3) or upon schedule surveillance evaluations. When unacceptable performance occurs, the COR shall inform the contractor. This will

normally be in writing unless circumstances necessitate verbal communication. The COR shall document the discussion and place it in the COR file and provide a copy to the KO.

When the COR determines formal written communication is required, the COR shall prepare a Corrective Action Report (CAR). The CAR is forwarded to the KO for dissemination to the contractor. A CAR template is attached to this QASP (Appendix 4).

The contractor shall acknowledge receipt of the CAR in writing. The CAR will specify if the contractor is required to prepare a corrective action plan to document how the contractor shall correct the unacceptable performance and avoid a recurrence. The CAR will also state how long after receipt the contractor has to present this corrective action plan to the KO and COR. The Government may withhold payment for services until corrective action is taken. The Government shall review the contractor's corrective action plan to determine acceptability. Upon Government acceptance of the corrected services the contractor will be permitted to invoice for the service fee.

Any CAR may become a part of the supporting documentation for contract payment deductions, fixed fee deductions, award fee nonpayment, CPARS or other actions deemed necessary by the KO.

7. Mandatory or regulatory compliance items:

The contractor will provide initial proof of compliance with regulatory and compliance items contained in the contract. The Contracting Officer's Representative (COR) and the Contracting Officer (KO) will evaluate the initial submission and will conduct ad hoc reviews of the contractor's compliance throughout the remainder of the contract. The contractor will monitor compliance as required by FAR 52.222-50, Combating Trafficking in Persons, and report any issues to the KO.

8. Acceptable Quality Level (AQL):

The AQL for products and services provided under this project are defined in Section 5.

9. Evaluation Method:

The COR will document the time of submission for all deliverables from the contractor. The COR will perform a periodic inspection of deliverables and will document any past-due deliveries based on posted timelines or alternate delivery dates that have been accepted by the Government in writing (hand or electronic). Any substantial deficiencies that require contractor correction will also be annotated by the COR.

Provisions are provided in the PWS for data collection and reporting on EMSS service performance. The COR will perform a periodic inspection of deliverables and will document any deficiencies in service performance.

10. Performance Rating

In evaluating the quality of contractor's performance, the following performance ratings may be used (same as CPAR ratings).

Performance Rating	Criteria
Exceptional	Performance meets contractual requirements and exceeds many to the government's benefits. The contractual performance of the element or sub-element being assessed was accomplished with no problems and contractor actions were highly effective.
Very Good	Performance meets contractual requirements and exceeds some to the government benefits. The contractual performance was accomplished with few minor problems for which corrective actions taken by the contractor were effective.

Performance Rating	Criteria
Satisfactory	Performance meets contractual requirements. The contractual performance contains some minor problems for which corrective actions taken by the contractor were satisfactory.
Marginal	Performance does not meet some contractual requirements. The contractual performance reflects a serious problem for which the contractor has not yet identified corrective actions. The contractor's proposed actions appear marginally effective or were not fully implemented.
Unsatisfactory	Performance does not meet most contractual requirements and recovery is not likely in a timely manner. The contractual performance contains serious problem(s) for which the contractor's corrective actions appear or were ineffective.

Appendix 1 - Surveillance Matrix

Performance Standards	Acceptable Quality Levels	Methods of Calculation	Surveillance	Results/Ratings
[***]	Delivered with no substantial deficiencies. If Test Results do not meet Pass Criteria of 99% pass rate with no critical and no major failures, the Test will not be accepted and the Contractor reduce the monthly invoice by a 1% penalty until the Service Testing meets the Pass Criteria.	Document will be reviewed and approved by EMSS PMO Leads and EMSS DoD Gateway Leads. A Formal Acceptance Form will be signed by a PMO representative.	**Method of Surveillance** Periodic Inspection of delivered materials.	Performance Rating assigned based on above criteria: Exceptional Very Good Satisfactory Marginal Unsatisfactory
Monthly Service Availability Report	Delivered with no substantial deficiencies. If the Metrics do not meet the thresholds defined in 6.6.1, the monthly invoice will be reduced as defined in Section 8.1.	Routine inspection by the EMSS PMO Leads, EMSS DoD Gateway Leads, and COR	**Method of Surveillance** Periodic Inspection of delivered materials.	Performance Rating assigned based on above criteria: Exceptional Very Good Satisfactory Marginal Unsatisfactory
Satellite Network Operations (SNO) Outage Report (Includes Constellation Status Report and	Delivered daily on next business day	Standard Distribution to be added to contractor standard email list for this commercial report	**Method of Surveillance** Periodic Inspection of delivered materials.	Performance Rating assigned based on above criteria: Exceptional Very Good Satisfactory

Performance Standards	Acceptable Quality Levels	Methods of Calculation	Surveillance	Results/Ratings
Constellation Gap Report)				Marginal Unsatisfactory
Iridium Network Advisory (Service-affecting Unscheduled Outages Notification) (Includes Constellation Status Report and Constellation Gap Report) (Phone Call or Email)	Delivered within thirty (30) minutes of the unscheduled outage being known.	Review and acknowledgement by the EMSS DoD Gateway receiver of notification	**<u>Method of Surveillance</u>** Periodic Inspection of delivered materials.	Performance Rating assigned based on above criteria: Exceptional Very Good Satisfactory Marginal Unsatisfactory
Iridium Network Advisory (Advisories of Scheduled Outages and Events Notification) (Includes Constellation Status Report and Constellation Gap Report) (Email or Phone Call)	Delivered 30 days prior to the scheduled outage or as early as possible if the outage will occur in less than 30 days	Review and acknowledgement by the EMSS DoD Gateway receiver of notification	**<u>Method of Surveillance</u>** Periodic Inspection of delivered materials.	Performance Rating assigned based on above criteria: Exceptional Very Good Satisfactory Marginal Unsatisfactory
[***]	Delivered monthly with no substantial deficiencies	Routine inspection by the EMSS PMO Leads, EMSS DoD Gateway Leads and COR	**<u>Method of Surveillance</u>** Periodic Inspection of delivered materials.	Performance Rating assigned based on above criteria: Exceptional Very Good Satisfactory Marginal Unsatisfactory

Appendix 2 – Performance Assessment Report

PERFORMANCE ASSESSMENT REPORT (PAR) (If more space is needed, use reverse and identify by number)			
1. CONTRACT/TASK ORDER NUMBER	2. CONTRACTOR	3. TYPE OF SERVICES	
4. QUALITY ASSURANCE PERSONNEL (COR) SIGNATURE AND DATE		5. COR PHONE	6. SUSPENSE DATE
I. PERFORMANCE			
7. ☐ DEFICIENCY (CHECK ALL BOXES THAT APPLY) ☐ NEW ☐ REPEAT ☐ NO DEFICIENCY NOTED	8. SERVICES SUMMARY or PWS PARAGRAPH ITEM REVIEWED		
9. BRIEF DESCRIPTION OF DEFICIENCY (IF DEFICIENCY BOX WAS CHECKED)	10. DETAILED PERFORMANCE ASSESSMENT		
II. CONTRACTOR VALIDATION			
11. CONTRACTOR REPRESENTATIVE ☐ CONCUR ☐ NON-CONCUR	12. CORRECTIVE ACTION ESTIMATED COMPLETION DATE		
13. CONTRACTOR REPRESENTATIVE CORRECTIVE ACTION AND PREVENTION OF RECURRENCE <u>OR</u> REASON FOR NON-CONCURRENCE OF COR CITED DEFICIENCY			
III. ACTION CORRECTED			
14. ☐ CONCUR ☐ NON-CONCUR COR SIGNATURE AND DATE			
15. COR REMARKS (REQUIRED)			
6. CONTRACTOR REPRESENTATIVE REMARKS			

Appendix 3 – Customer Complaint Record

CUSTOMER COMPLAINT RECORD	DATE/TIME OF COMPLAINT
SOURCE OF COMPLAINT	

ORGANIZATION	BUILDING NUMBER	INDIVIDUAL	PHONE NUMBER
NATURE OF COMPLAINT			
CONTRACT REFERENCE			
VALIDATION			
DATE/TIME CONTRACTOR INFORMED OF COMPLAINT			
ACTION TAKEN BY CONTRACTOR			
RECEIVED/VALIDATED BY			

Appendix 4 – Corrective Action Report

CORRECTIVE ACTION REPORT (CAR) (If more space is needed, use reverse and identify by number)

1. CONTRACTOR	2. CONTRACT NUMBER	3. TYPE OF SERVICES	
4. FUNCTIONAL AREA		5. SUSPENSE DATE	6. CONTROL NUMBER
7. DEFICIENCY ☐ MAJOR ☐ MINOR FINDING: FINDING IMPACT: Please respond with a written corrective action plan that details the corrective action of the cited deficiency, the cause of the deficiency, and actions taken to prevent recurrence by Suspense Date in Block 5. If date was not entered in Block 5, the contractor is not required to provide a response.			
8. QUALITY ASSURANCE PERSONNEL (COR)			
TYPED NAME AND GRADE	SIGNATURE AND DATE		
9. ISSUING AUTHORITY			
TYPED NAME AND GRADE	SIGNATURE AND DATE		
10. COR RESPONSE TO CONTRACTOR CORRECTIVE ACTION AND ACTION TAKEN TO PREVENT RECURRENCE			
11. COR DETERMINATION ☐ ACCEPTED ☐ REJECTED	12. CLOSE DATE		